SCHEDULE 14C INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           [X] Filed by the Registrant

                 [ ] Filed by a Party other than the Registrant


                           Check the appropriate box:

                      [ ] Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))

                      [X] Definitive Information Statement


                           GLOBAL YACHT SERVICES, INC.


                        Commission File Number: 000-49616


Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required

[X] Fee computed on table below per Exchange Act Rules 14(a)6(i)(1) and 011.

         (1) Title of each class of securities to which investment applies:
         Common stock.

         (2) Aggregate number of securities to which investment applies:
         53,644,968.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011: (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee is determined based upon the sum of (a) the product of 34,999,701 shares of Hyalozyme's common stock, 6,886,807 options and warrants to purchase 11,758,460 shares of Hyalozyme's common stock outstanding on the date of this filing and the merger consideration of the market price of Global Yacht's common stock ($0.02 per share on the close of business on February 4, 2004 as reported on Yahoo! Finance), making the transaction value equal to $1,072,899.36. Pursuant to Section 14(g) of the Exchange Act, the fee was determined by multiplying the aggregate value of the transaction by 0.0001267.

         (4) Proposed Global Yacht aggregate value of transaction: $1,072,899.36

         (5) Total fee paid: $135.94

Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: $135.94

         (2) Form, Schedule or Registration Statement No.: PREM14C

         (3) Filing Party: Global Yacht Services, Inc.

         (4) Date Filed: February 6, 2004


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


                           GLOBAL YACHT SERVICES, INC.
                      7710 HAZARD CENTER DRIVE, SUITE E-415
                           SAN DIEGO, CALIFORNIA 92108

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

DEAR SHAREHOLDERS:

We are writing to advise you that Global Yacht Services, Inc. has entered into an Agreement and Plan of Merger ("Merger") with DeliaTroph Pharmaceuticals, Inc., dba Hyalozyme Therapeutics, Inc., ("Hyalozyme") a privately held corporation based in San Diego, California and its stockholders to merge with Hyalozyme. The Merger is to be accomplished after we form a wholly-owned merger subsidiary in Nevada which would then merge with and into Hyalozyme, with Hyalozyme being the survivor. In addition, Hyalozyme's outstanding shares would then be converted into a combination of shares of our common stock, as well as options and warrants to purchase restricted shares of our common stock. This share conversion is intended to correspond to the capitalization of Hyalozyme. After the Merger is concluded, we will change our corporate name to Halozyme Therapeutics, Inc. We will also amend and restate our Articles of Incorporation to increase the number of authorized shares of common stock to one hundred million and to authorize twenty million shares preferred stock for which our Board of Directors may set the designations and preferences.

The Merger, name change, increase in authorized common stock and authorization of preferred stock was approved on January 28, 2004, by unanimous approval of our Board of Directors. In addition, Mitch Keeler, our President, director and our majority shareholder, approved the Merger, name change, increase in authorized common stock and authorization of preferred stock by written consent in lieu of a meeting on January 28, 2004, in accordance with the relevant sections of the Nevada Revised Statutes.

The name change, increase in authorized common stock and authorization of preferred stock will not be effective until we amend and restate our Articles of Incorporation by filing Amended and Restated Articles of Incorporation with the Nevada Secretary of State. The Merger will not be effective until the Articles of Merger between the acquisition subsidiary and Hyalozyme are filed with the Nevada Secretary of State and the California Secretary of State. We intend to file the Amended and Restated Articles of Incorporation and the Articles of Merger twenty days after this information statement is first mailed to our shareholders.

Our purpose in entering into the Merger, changing our name to Halozyme Therapeutics, Inc., increasing our authorized common stock and authorizing preferred stock is to allow us to comply with the terms of an agreement we entered into with DeliaTroph Pharmaceuticals, Inc., a California corporation ("HTI") to acquire and operate HTI as our wholly-owned subsidiary. We believe that the acquisition of HTI will increase our profitability and the total value of the corporation to our investors.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This information statement is being mailed to you on or about February 17, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. COMPLETION OF THE MERGER TRANSACTION WILL RESULT IN A CHANGE IN CONTROL BY HYALOZYME AND AN ASSUMPTION OF HYALOZYME'S ASSETS, LIABILITIES AND OPERATIONS.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE MERGER, NAME CHANGE, INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE TRANSACTIONS.

By order of the Board of Directors,

/s/ Mitch Keeler
-----------------------
Mitch Keeler, President
San Diego, California
February 17, 2004


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


                           Global Yacht Services, Inc.

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                            MAJORITY OF SHAREHOLDERS

We are furnishing this shareholder information statement to you to provide you with information and a description of an action taken by written consent of our majority shareholder, on January 28, 2004, in accordance with the relevant Sections of the Nevada Revised Statutes. This action was taken by Mitch Keeler, our President, director and our majority shareholder, who owns in excess of the required majority of our outstanding common stock necessary for the adoption of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about February 17, 2004 to shareholders of record on February 5, 2004. The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE MERGER, NAME CHANGE, INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE MERGER, THE NAME CHANGE AND AUTHORIZATION OF PREFERRED STOCK AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

GENERAL

On January 28, 2004, our Board of Directors unanimously approved, subject to shareholder approval, entering into the Merger with Hyalozyme, and the amendment and restatement of our Articles of Incorporation to change our corporate name to "Halozyme Therapeutics, Inc.," increase our authorized common stock and authorize a class of preferred stock. On January 28, 2004, Mitch Keeler, our President, director and shareholder who owns in excess of the required majority of our outstanding common stock necessary for the adoption of the action, approved the name change and authorization of preferred stock by action taken by written consent. The increase in authorized common stock to one hundred million (100,000,000) shares will allow us to comply with the terms of the Merger Agreement. The authorization of twenty million (20,000,000) shares preferred stock will allow us to issue preferred stock since we currently have only one class of stock authorized. The full text of the proposed Merger Agreement is attached hereto as Exhibit A, the full text of the proposed Articles of Merger is attached hereto as Exhibit B and the full text of the proposed Amended and Restated Articles of Incorporation is attached hereto as Exhibit C.

PURPOSE OF MERGER

Our Board of Directors believes it is desirable to enter into the Agreement and Plan of Merger with Hyalozyme by means of forming an acquisition subsidiary and acquiring DeliaTroph Pharmaceuticals, Inc. doing business as Hyalozyme Therapeutics, Inc., a privately held California corporation ("HTI") as our wholly-owned subsidiary. We believe that the acquisition of HTI will increase our profitability and the total value of the corporation to our investors.


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


PROCEDURE FOR APPROVAL OF MERGER; VOTE REQUIRED

Because the contemplated Merger is to be accomplished by our acquisition subsidiary, shareholder vote by our shareholders is not required by the Nevada Revised Statutes. However, because we are qualified to do business in California the transaction may be governed by the California Corporations Code which requires that such action be approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes and California Corporations Code provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On February 5, 2004, the record date for determination of the shareholders entitled to receive this Information Statement, there were 8,196,362 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the name change. Our Board, by its unanimous written consent, adopted resolutions approving the Merger and the filing of the Certificate of Merger to consummate the transaction. By action of written consent, dated January 28, 2004, Mitch Keeler, our President, director and majority shareholder, who owns 4,275,000 shares, or 52.2% of the issued and outstanding shares of our common stock, approved the Merger and the filing of the Certificate of Merger with the Nevada Secretary of State and the California Secretary of State.

EFFECTIVE DATE OF MERGER

The Certificate of Merger, attached hereto as Exhibit B, will become effective upon its filing with the Nevada Secretary of State and the California Secretary of State. We intend to file the Certificates of Merger twenty days after this Information Statement is first mailed to shareholders.

PURPOSE OF CHANGE IN NAME OF THE CORPORATION, INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK ON WHICH THE BOARD OF DIRECTORS MAY SET THE DESIGNATIONS AND PREFERENCES

Our Board of Directors believes it is desirable to change the name of the Company to "Halozyme Therapeutics, Inc.," to increase our authorized common stock and to authorize the issuance of preferred stock on which our Board of Directors may set the preferences and designations. Our purpose in changing our name to Halozyme Therapeutics, Inc. reflects the fact that we entered into an agreement with DeliaTroph Pharmaceuticals, Inc., a California corporation ("HTI") to acquire HTI as our wholly-owned subsidiary. The increase in authorized common stock to one hundred million (100,000,000) shares will allow us to comply with the terms of the Merger Agreement. The authorization of twenty million (20,000,000) shares preferred stock will allow us to issue preferred stock since we currently have only one class of stock authorized, and the authorization for the Board of Directors to set the preferences and designations on that preferred stock will allow such preferences and designations to be set without shareholder approval. We believe that these changes to our Articles and the acquisition of HTI will increase our profitability and the total value of the corporation to our investors, though there is no guarantee that these actions will have that result.

PROCEDURE FOR APPROVAL OF NAME CHANGE, INCREASE IN AUTHORIZED COMMON STOCK, AND AUTHORIZATION OF PREFERRED STOCK ON WHICH THE BOARD MAY SET PREFERENCES AND DESIGNATIONS; VOTE REQUIRED

The Nevada Revised Statutes require that, in order for us to amend and restate our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.


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


On February 5, 2004, the record date for determination of the shareholders entitled to receive this Information Statement, there were 8,196,362 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Thus, we needed the affirmative vote of at least a majority of the outstanding shares of our common stock , or 4,098,180 shares to approve the name change and authorization of preferred stock on which the Board of Directors may set the designations and preferences. Our Board, by its unanimous written consent, adopted resolutions approving the amendment and restatement of our Articles of Incorporation to effect the name change and authorization of preferred stock on which the Board of Directors may set the designations and preferences. By action of written consent, dated January 28, 2004, Mitch Keeler, our President, director and majority shareholder, who owns 4,275,000 shares, or 52.2% of the issued and outstanding shares of our common stock, approved the name change and authorization of preferred stock on which the Board of Directors may set the designations and preferences.

EFFECTIVE DATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

The amendment and restatement of our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of the Amended and Restated Articles of Incorporation, attached hereto as Exhibit C. We intend to file the Amended and Restated Articles of Incorporation twenty days after this Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF GLOBAL YACHT SERVICES, INC. STOCK

The change in the name of Global Yacht Services, Inc. will be reflected in its stock records by book-entry in Global Yacht Services, Inc.'s records. For those shareholders that hold physical certificates, please do not destroy or send to Global Yacht Services, Inc. your common stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

DISSENTERS' RIGHTS

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares. The Nevada Revised Statutes does not provide for dissenters' right of appraisal in connection with the name change and authorization of preferred stock on which the Board of Directors may set the designations and preferences.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Merger or name change which is not shared by all other shareholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of February 5, 2004, except as noted in the footnotes below, by:


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


     o Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

     o    Each of our executive officers;

     o    Each of our directors; and

     o    All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of February 5, 2004 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of February 5, 2004, 8,196,362 shares of our common stock were issued and outstanding. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder's name, subject to community property laws, where applicable. The address of each shareholder is listed in the table.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 5, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

                                                                     AMOUNT AND NATURE OF
TITLE OF CLASS       NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNER         PERCENT OF CLASS
--------------       ------------------------                        --------------------       ----------------
Common Stock         Mitch Keeler                                     4,275,000 shares,               52.16%
                     7710 Hazard Center Drive, Suite E-415           president, director
                     San Diego, California 92108

Common Stock         Melissa Day                                  21,375 shares, secretary,            0.26%
                     7710 Hazard Center Drive, Suite E-415           treasurer, director
                     San Diego, California 92108

Common Stock         Flexgene Corp.                                     771,873 shares                 9.42%
                     The Mill Mall, Barkers, P.O.  Box 62
                     Roadtown, Tortola, BVI

Common Stock         Carib-Ventures Inc.                                415,624 shares                 5.07%
                     Caribbean Place, Suite #3, P.O.  Box 599
                     Providenciales, Turks & Caicos Islands, BWI

Common Stock         All directors and named executive officers        4,296,375 shares               52.42%
                     as a group

The officer, director and shareholder of Flexgene Corp. is Martin Regan. The director of Carib-Ventures Inc. is Sterling Directors Ltd. and Keith Burant. The shareholder of Carib-Ventures Inc. is Meridian Trust Company Limited, which is controlled by Keith Burant.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

                               SUMMARY TERM SHEET

This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire Information Statement and the Appendices, as well as the information we incorporate by reference.

                                  THE COMPANIES

GLOBAL YACHT SERVICES, INC., A NEVADA CORPORATION, ("GLOBAL YACHT"). Global Yacht was incorporated in Nevada on February 21, 2001. Global Yacht Services provides a broad range of yacht services in the global marketplace. Our services include yacht rental and charter, yacht sales and yacht services, such as the provision of captain, crew, supplies, maintenance, delivery as well as full-scale contracted care of yachts. Our president, Mitch Keeler, is an experienced captain and possesses a captain certification from the U.S. Coast Guard. Mr. Keeler provides professional advice and consultation for all aspects of yacht lease, purchase and ownership and is available for on site assistance anywhere in the world. We currently generate revenues from our charter services, which range from day charters to full week charters. We currently offer private yacht charters in San Diego, usually of up to one week in duration as well as corporate charters, which are typically 3 to 5 hours and short range. We have very few charters that are longer than one week, however, they do occur. Our officers act as captain and crew for our charter services, but we often utilize outside businesses for services such as catering and bartending.

We have also generated revenues from our yacht management services and our delivery services. Yacht management services include managing the yacht for the owners including routine maintenance, repairs and electronics installation. Regular maintenance includes services such as exterior and interior cleaning, bottom cleaning, waxing and zinc replacement. Delivery services include delivering newly purchased yachts to various locations around the world. We use subcontractors on a per job basis for various services that we provide. Those subcontractors are paid by us when we are paid by the client. Subcontractors for our charter services may include, but are not limited to, the following: captains, deckhands, stewards, cooks, caterers, entertainment, and bartenders. Other subcontractors that we use include yacht repair persons and skilled electronics installers.

However, upon recent analysis of operations to date, Global Yacht has decided to focus on evaluating other opportunities that may enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. Global Yacht's shares currently are listed for quotation on the Over the Counter Bulletin Board under the symbol "GYHT" and the closing price of its shares of common stock on February 4, 2004 was $0.02 per share as reported on Yahoo! Finance.

DELIATROPH PHARMACEUTICALS, INC., A CALIFORNIA CORPORATION, DBA HYALOZYME THERAPEUTICS, INC. ("HYALOZYME"). Hyalozyme was incorporated in California on February 26, 1998. Hyalozyme is a product-focused biotechnology company dedicated to the development and commercialization of recombinant therapeutic enzymes and drug enhancement systems, based on intellectual property covering the family of human enzymes known as hyaluronidases. Hyalozyme's first products are human synthetic formulations of a hyaluronidase enzyme that replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. These products are based on a highly versatile enzyme technology that has a wide range of therapeutic applications, and will enable Hyalozyme to help patients across multiple disease states while creating significant shareholder value.

Pursuant to the terms of the Agreement, an acquisition subsidiary of Global Yacht Services will merge with and into Hyalozyme and the separate corporate existence of such acquisition subsidiary shall cease. Following the Merger, Global Yacht Services shall continue as the parent corporation of Hyalozyme, but will take the name "Halozyme Therapeutics, Inc." APPROVAL OF THIS MERGER WILL RESULT IN A CHANGE IN OUR CONTROL TO CONTROL BY HYALOZYME'S MANAGEMENT AND THE ASSUMPTION OF HYALOZYME'S OPERATIONS AND LIABILITIES.


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


                            PREEXISTING RELATIONSHIPS

Hyalozyme and Global Yacht did not have any preexisting relationship prior to entering into the Merger Agreement. To the best of our knowledge, none of Global Yacht's shareholders hold shares of Hyalozyme nor do any of the stockholders of Hyalozyme hold shares of Global Yacht Services.

                             STRUCTURE OF THE MERGER

At the effective time of the Merger:

     o Global Yacht will merge its acquisition subsidiary with and into Hyalozyme and the separate corporate existence of the acquisition subsidiary shall cease;

     o Global Yacht will issue 34,999,701 shares of its restricted common stock, 6,886,807 options and 11,758,460 warrants to purchase additional shares of its restricted common stock to the shareholders of Hyalozyme in exchange for 100% of the issued and outstanding shares of common stock, and corresponding options and warrants to purchase shares of Hyalozyme's common stock; and

     o A total of 4,296,375 shares of Global Yacht's current outstanding common stock will be tendered for redemption by Global Yacht in exchange for $43,000 or $0.01 per share.

As a result of the Merger, Global Yacht shall be the parent corporation of the acquisition subsidiary which shall continue as the surviving corporation and the shareholders of Hyalozyme will become stockholders of Global Yacht. The remaining stockholders of Global Yacht will own approximately 10% of the issued and outstanding shares of Global Yacht common stock, based on 38,899,688 Global Yacht shares outstanding after the Merger. The remaining shareholders of Global Yacht would own approximately 6.8% of the issued and outstanding shares of Global Yacht common stock if all 6,886,807 options and 11,758,460 warrants to purchase restricted shares of Global Yacht's common stock acquired pursuant to the Merger are exercised, which would result in 57,544,955 shares of common stock outstanding. On January 28, 2004, pursuant to an investment completed simultaneously with the Merger, Hyalozyme raised approximately $8.1 million.

We are relying on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act") in regard to the shares we anticipate issuing pursuant to the Merger. We believe this offering qualifies as a "business combination" as defined by Rule 501(d). Reliance on Rule 506 requires that there are no more than 35 non-accredited purchasers of securities from the issuer in an offering under Rule 506. Hyalozyme has represented to us that all of their stockholders have certified to Hyalozyme that they are "accredited investors" as defined in Rule 501(a) of Regulation D. Hyalozyme also has represented to us that there has been no advertising or general solicitation in connection with this transaction.

                      GLOBAL YACHT'S REASONS FOR THE MERGER

Global Yacht's board of directors considered various factors in approving the Merger and the Merger Agreement, including:


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


     o    its inability to expand its current level of operations;

     o the available technical, financial and managerial resources possessed by Hyalozyme;

     o    prospects for the future;

     o the quality and experience of management services available and the depth of Hyalozyme management;

     o    Hyalozyme's potential for growth or expansion;

     o    Hyalozyme's profit potential; and

     o an anticipated increase in stockholder value as a result of the Merger.

Global Yacht's board of directors considered various factors, but primarily that Global Yacht's management has not been able to expand Global Yacht's operations to profitability. In considering the Merger with Hyalozyme, Global Yacht's board of directors anticipated that this lack of profitability was likely to continue for the foreseeable future. Given those circumstances, Global Yacht's board decided that the best course of action for Global Yacht and its shareholders was to enter into and conclude the proposed Merger with Hyalozyme, after which Global Yacht's management would resign. In agreeing to the Merger, Global Yacht's board hoped that by relinquishing control to Hyalozyme's management and adopting Hyalozyme's assets and operations, that such a move would eventually add value to Global Yacht and the interests of its shareholders. Global Yacht's board of directors reached this conclusion after analyzing Hyalozyme's operations, technical assets, intellectual property and managerial resources, which are described in more detail below and believes that acquiring Hyalozyme's potential for profitable operations by means of the Merger was the best opportunity to increase value to Global Yacht's shareholders. Global Yacht's board of directors did not request a fairness opinion in connection with the Merger.

                       HYALOZYME'S REASONS FOR THE MERGER

Hyalozyme's board of directors considered various factors in approving the Merger and the Merger Agreement, including:

     o the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of Global Yacht;

     o the ability to use registered securities to make acquisition of assets or businesses;

     o    increased visibility in the financial community;

     o    enhanced access to the capital markets;

     o    improved transparency of operations; and

     o perceived credibility and enhanced corporate image of being a publicly traded company.

Hyalozyme's board of directors did not request a fairness opinion in connection with the Merger.


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


                                  RISK FACTORS

The Merger entails several risks, including:

     o Upon completion of the Merger, we will assume Hyalozyme's plan of operation, which is anticipated to require substantial additional funds to fully implement. Hyalozyme's management anticipates that after giving effect to the Merger, substantial additional funds will be required to implement its business plan. However, there can be no assurance that management will be successful in raising such additional capital.

     o Our current stockholders will be diluted by the shares issued as part of the Merger and may be diluted by future issuances of shares to satisfy our working capital needs. Even though 4,296,375 shares held by certain of our shareholders will be redeemed, we are issuing 34,999,701 shares of our common stock, along with 6,886,807 options and 11,758,460 warrants to purchase additional shares of our common stock to the shareholders in Hyalozyme as part of the Merger. The above issuances, along with anticipated issuances to raise working capital, will reduce the percentage ownership of our stockholders.

     o The market price of our common stock may decline as a result of the Merger if the integration of the Global Yacht and Hyalozyme businesses is unsuccessful.

     o The stockholders of Hyalozyme will own approximately 90% of our common stock following completion of the Merger, even if none of the 6,886,807 options or 11,758,460 warrants to purchase our common stock are exercised, which will limit the ability of other stockholders to influence corporate matters.

                      RISKS RELATED TO HYALOZYME'S BUSINESS

IF HYALOZYME DOES NOT RECEIVE AND MAINTAIN REGULATORY APPROVALS FOR ITS PRODUCT CANDIDATES, HYALOZYME WILL NOT BE ABLE TO COMMERCIALIZE ITS PRODUCTS, WHICH WOULD SUBSTANTIALLY IMPAIR ITS ABILITY TO GENERATE REVENUES AND MATERIALLY HARM ITS BUSINESS AND FINANCIAL CONDITION.

None of Hyalozyme's product candidates has received regulatory approval from the FDA. Approval from the FDA is necessary to manufacture and market pharmaceutical products in the United States. Many other countries including major European countries and Japan have similar requirements.

The 510(k) and NDA processes are extensive, time-consuming and costly, and there is no guarantee that the FDA will approve 510(k)s or NDAs for any of Hyalozyme's product candidates, or that the timing of any such approval will be appropriate for its product launch schedule and other business priorities, which are subject to change.

Clinical testing of pharmaceutical products is also a long, expensive and uncertain process. Even if initial results of preclinical studies or clinical trial results are positive, Hyalozyme may obtain different results in later stages of drug development, including failure to show desired safety and efficacy.

The clinical trials of any of Hyalozyme's product candidates could be unsuccessful, which would prevent it from obtaining regulatory approval and commercializing the product. FDA approval can be delayed, limited or not granted for many reasons, including, among others:

     o FDA officials may not find a product candidate safe or effective to merit an approval;

     o FDA officials may not find that the data from preclinical testing and clinical trials justifies approval, or they may require additional studies that would make it commercially unattractive to continue pursuit of approval;

     o the FDA might not approve Hyalozyme's manufacturing processes or facilities, or the processes or facilities of its contract manufacturers or raw material suppliers;

     o    the FDA may change its approval policies or adopt new regulations; and

     o the FDA may approve a product candidate for indications that are narrow or under conditions that place our product at a competitive disadvantage, which may limit Hyalozyme's sales and marketing activities or otherwise adversely impact the commercial potential of a product;

If the FDA does not approve Hyalozyme's product candidates in a timely fashion on commercially viable terms or Hyalozyme terminates development of any of its product candidates due to difficulties or delays encountered in the regulatory approval process, it will have a material adverse impact on Hyalozyme's business and Hyalozyme will be dependent on the development of its other product candidates and/or our ability to successfully acquire other products and technologies.

In addition, Hyalozyme intends to market certain of its products, and perhaps have certain of its products manufactured, in foreign countries. The process of obtaining approvals in foreign countries is subject to delay and failure for similar reasons.

IF HYALOZYME PRODUCT CANDIDATES ARE APPROVED BY THE FDA BUT DO NOT GAIN MARKET ACCEPTANCE, ITS BUSINESS WILL SUFFER BECAUSE HYALOZYME MAY NOT BE ABLE TO FUND FUTURE OPERATIONS.

A number of factors may affect the market acceptance of any of Hyalozyme's existing products or any other products it develops or acquire in the future, including, among others:

     o the price of Hyalozyme's products relative to other therapies for the same or similar treatments;

     o the perception by patients, physicians and other members of the health care community of the effectiveness and safety of Hyalozyme's products for their prescribed treatments;

     o    Hyalozyme's ability to fund its sales and marketing efforts;

     o    the effectiveness of Hyalozyme's sales and marketing efforts; and

     o    the introduction of generic competitors.

In addition, Hyalozyme's ability to market and promote its products will be restricted to the labels approved by the FDA. If the approved labels are restrictive, Hyalozyme's sales and marketing efforts, as well as market acceptance and the commercial potential of its products may be negatively affected.

If Hyalozyme's products do not gain market acceptance, Hyalozyme may not be able to fund future operations, including the development or acquisition of new product candidates and/or its sales and marketing efforts for its approved products, which would cause its business to suffer.

IF HYALOZYME IS UNABLE TO SUFFICIENTLY DEVELOP ITS SALES, MARKETING AND DISTRIBUTION CAPABILITIES OR ENTER INTO AGREEMENTS WITH THIRD PARTIES TO PERFORM THESE FUNCTIONS, HYALOZYME WILL NOT BE ABLE TO COMMERCIALIZE PRODUCTS.

Hyalozyme is currently in the process of developing its sales, marketing and distribution capabilities. However, Hyalozyme's current capabilities in these areas are limited. In order to commercialize any products successfully, Hyalozyme must internally develop substantial sales, marketing and distribution capabilities, or establish collaborations or other arrangements with third parties to perform these services. Hyalozyme does not have extensive experience in these areas, and it may not be able to establish adequate in-house sales, marketing and distribution capabilities or engage and effectively manage relationships with third parties to perform any or all of such services. To the extent that Hyalozyme enters into co-promotion or other licensing arrangements, its product revenues are likely to be lower than if it directly marketed and sold its products, and any revenues it receives will depend upon the efforts of third parties, whose efforts may not be successful.

HYALOZYME HAS NOT GENERATED ANY REVENUE FROM PRODUCT SALES TO DATE; IT HAS A HISTORY OF NET LOSSES AND NEGATIVE CASH FLOW, AND MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

Hyalozyme has not generated any revenue from product sales to date and may never generate revenues from product sales in the future. Even if Hyalozyme does achieve significant revenues from product sales, it expects to incur significant operating losses over the next several years. Hyalozyme has never been profitable, and may never become profitable. Hyalozyme will need to raise additional capital during the next twelve months, particularly if it obtains FDA approval for any of its products. If Hyalozyme engages in acquisitions of companies, products, or technology in order to execute its business strategy, it may need to raise additional capital. Hyalozyme may be required to raise additional capital in the future through collaborative agreements, Private Investment in Public Equity ("PIPE") financings, and various other equity or debt financings. If Hyalozyme is required to raise additional capital in the future there can be no assurance that the additional financing will be available on favorable terms, or at all.

IF HYALOZYME HAS PROBLEMS WITH ITS SOLE CONTRACT MANUFACTURER, ITS PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS FOR ITS PRODUCT CANDIDATES COULD BE DELAYED OR STOPPED.

Hyalozyme has signed an agreement with a contract manufacturing organization to produce bulk recombinant enzyme product for clinical use. Hyalozyme's contract manufacturer will produce the active pharmaceutical ingredient under cGMP's for commercial scale validation and will provide support for chemistry, manufacturing and controls sections for FDA regulatory filings. Hyalozyme has not established and may not be able to establish arrangements with additional manufacturers for these ingredients or products should the existing supplies become unavailable or in the event that its sole contract manufacturer is unable to adequately perform its responsibilities. Difficulties in Hyalozyme's relationship with its manufacturer or delays or interruptions in such manufacturer's supply of its requirements could limit or stop its ability to provide sufficient quantities of its products, on a timely basis, for clinical trials and, if Hyalozyme's products are approved, could limit or stop commercial sales, which would have a material adverse effect on its business and financial condition.

HYALOZYME'S INABILITY TO RETAIN KEY MANAGEMENT AND SCIENTIFIC PERSONNEL COULD NEGATIVELY AFFECT ITS BUSINESS.

Hyalozyme's success depends on the performance of key management and scientific employees with biotech experience. Given its small staff size and programs currently under development, Hyalozyme depends substantially on its ability to hire, train, retain and motivate high quality personnel, especially its scientists and management team in this field. If Hyalozyme were to lose one or more of its key scientists, then it would likely lose some portion of its institutional knowledge and technical know-how, potentially causing a substantial delay in one or more of its development programs until adequate replacement personnel could be hired and trained.

                      RISKS RELATED TO HYALOZYME'S INDUSTRY

COMPLIANCE WITH THE EXTENSIVE GOVERNMENT REGULATIONS TO WHICH HYALOZYME IS SUBJECT IS EXPENSIVE AND TIME CONSUMING, AND MAY RESULT IN THE DELAY OR CANCELLATION OF PRODUCT SALES, INTRODUCTIONS OR MODIFICATIONS.

Extensive industry regulation has had, and will continue to have, a significant impact on Hyalozyme's business. All pharmaceutical companies, including Hyalozyme, are subject to extensive, complex, costly and evolving regulation by the federal government, principally the FDA and to a lesser extent by the U.S. Drug Enforcement Administration ("DEA"), and foreign and state government agencies. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other domestic and foreign statutes and regulations govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products. Under certain of these regulations, Hyalozyme and its contract suppliers and manufacturers are subject to periodic inspection of its or their respective facilities, procedures and operations and/or the testing of products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that Hyalozyme and its contract suppliers and manufacturers are in compliance with all applicable regulations. The FDA also conducts pre-approval and post-approval reviews and plant inspections to determine whether Hyalozyme's systems, or its contract suppliers' and manufacturers' processes, are in compliance with cGMP and other FDA regulations.

In addition, the FDA imposes a number of complex regulatory requirements on entities that advertise and promote pharmaceuticals, including, but not limited to, standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities, and promotional activities involving the Internet.

Hyalozyme is dependent on receiving FDA and other governmental approvals prior to manufacturing, marketing and shipping its products. Consequently, there is always a risk that the FDA or other applicable governmental authorities will not approve Hyalozyme's products, or will take post-approval action limiting or revoking its ability to sell its products, or that the rate, timing and cost of such approvals will adversely affect its product introduction plans or results of operations.

HYALOZYME'S SUPPLIERS AND SOLE MANUFACTURER ARE SUBJECT TO REGULATION BY THE FDA AND OTHER AGENCIES, AND IF THEY DO NOT MEET THEIR COMMITMENTS, HYALOZYME WOULD HAVE TO FIND SUBSTITUTE SUPPLIERS OR MANUFACTURERS, WHICH COULD DELAY THE SUPPLY OF ITS PRODUCTS TO MARKET.

Regulatory requirements applicable to pharmaceutical products make the substitution of suppliers and manufacturers costly and time consuming. Hyalozyme has no internal manufacturing capabilities and is, and expects to be in the future, entirely dependent on contract manufacturers and suppliers for the manufacture of its products and for their active and other ingredients. The disqualification of these suppliers through their failure to comply with regulatory requirements could negatively impact Hyalozyme's business because the delays and costs in obtaining and qualifying alternate suppliers (if such alternative suppliers are available, which Hyalozyme cannot assure) could delay clinical trials or otherwise inhibit Hyalozyme's ability to bring approved products to market, which would have a material adverse affect on Hyalozyme's business and financial condition.

HYALOZYME MAY BE REQUIRED TO INITIATE OR DEFEND AGAINST LEGAL PROCEEDINGS RELATED TO INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE, DELAY AND/OR CESSATION OF THE DEVELOPMENT AND COMMERCIALIZATION OF ITS PRODUCTS.

Hyalozyme relies on patents to protect its intellectual property rights. The strength of this protection, however, is uncertain. For example, it is not certain that:

     o Hyalozyme's patents and pending patent applications cover products and/or technology that it invented first;

     o Hyalozyme was the first to file patent applications for these inventions;

     o others will not independently develop similar or alternative technologies or duplicate Hyalozyme's technologies;

     o any of Hyalozyme's pending patent applications will result in issued patents; and

     o any of Hyalozyme's issued patents, or patent pending applications that result in issued patents, will be held valid and infringed in the event the patents are asserted against others.

Hyalozyme currently owns or licenses several U.S. and foreign patents and also has pending patent applications. There can be no assurance that Hyalozyme's existing patents, or any patents issued to it as a result of such applications, will provide a basis for commercially viable products, will provide Hyalozyme with any competitive advantages, or will not face third-party challenges or be the subject of further proceedings limiting their scope or enforceability.

Hyalozyme may become involved in interference proceedings in the U.S. Patent and Trademark Office to determine the priority of Hyalozyme's inventions. In addition, costly litigation could be necessary to protect Hyalozyme's patent position. Hyalozyme also relies on trademarks to protect the names of its products. These trademarks may be challenged by others. If Hyalozyme enforces its trademarks against third parties, such enforcement proceedings may be expensive. Hyalozyme also relies on trade secrets, unpatented proprietary know-how and continuing technological innovation that it seeks to protect with confidentiality agreements with employees, consultants and others with whom Hyalozyme discusses its business. Disputes may arise concerning the ownership of intellectual property or the applicability or enforceability of these agreements, and Hyalozyme might not be able to resolve these disputes in its favor.

In addition to protecting Hyalozyme's own intellectual property rights, third parties may assert patent, trademark or copyright infringement or other intellectual property claims against Hyalozyme based on what they believe are their own intellectual property rights. Hyalozyme may be required to pay substantial damages, including but not limited to treble damages, for past infringement if it is ultimately determined that its products infringe a third party's intellectual property rights. Even if infringement claims against Hyalozyme are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Further, Hyalozyme may be stopped from developing, manufacturing or selling its products until it obtains a license from the owner of the relevant technology or other intellectual property rights. If such a license is available at all, it may require Hyalozyme to pay substantial royalties or other fees.

IF THIRD-PARTY REIMBURSEMENT IS NOT AVAILABLE, HYALOZYME'S PRODUCTS MAY NOT BE ACCEPTED IN THE MARKET.

Hyalozyme's ability to earn sufficient returns on its products will depend in part on the extent to which reimbursement for its products and related treatments will be available from government health administration authorities, private health insurers, managed care organizations and other healthcare providers.

Third-party payers are increasingly attempting to limit both the coverage and the level of reimbursement of new drug products to contain costs. Consequently, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. If Hyalozyme succeeds in bringing one or more of its product candidates to market, third-party payers may not establish adequate levels of reimbursement for its products, which could limit their market acceptance and result in a material adverse effect on Hyalozyme's financial condition.

HYALOZYME FACES INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE THAT COULD RESULT IN THE DEVELOPMENT OF PRODUCTS BY OTHERS THAT ARE SUPERIOR TO THE PRODUCTS HYALOZYME IS DEVELOPING.

Hyalozyme has numerous competitors in the United States and abroad, including, among others, major pharmaceutical and specialized biotechnology firms, universities and other research institutions that may be developing competing products. Such competitors may include Sigma-Aldrich Corporation, Ista Pharmaceuticals, Inc. and Alcon Laboratories, Inc., among others. These competitors may develop technologies and products that are more effective or less costly than Hyalozyme's current or future product candidates or that could render its technologies and product candidates obsolete or noncompetitive. Many of these competitors have substantially more resources and product development, manufacturing and marketing experience and capabilities than Hyalozyme does. In addition, many of Hyalozyme's competitors have significantly greater experience than Hyalozyme does in undertaking preclinical testing and clinical trials of pharmaceutical product candidates and obtaining FDA and other regulatory approvals of products and therapies for use in healthcare.

HYALOZYME IS EXPOSED TO PRODUCT LIABILITY CLAIMS, AND INSURANCE AGAINST THESE CLAIMS MAY NOT BE AVAILABLE TO IT ON REASONABLE TERMS OR AT ALL.

Hyalozyme might incur substantial liability in connection with clinical trials or the sale of its products. Product liability insurance is expensive and in the future may not be available on commercially acceptable terms, or at all. A successful claim or claims brought against Hyalozyme in excess of its insurance coverage could materially harm its business and financial condition.

      DIRECTORS AND SENIOR MANAGEMENT OF GLOBAL YACHT FOLLOWING THE MERGER

Following completion of the Merger, the board of directors of Global Yacht will resign and new appointees will consist of directors which will be designated by Hyalozyme. The management and directors are anticipated to include:

JONATHAN E. LIM, MD, (32) President & Chief Executive Officer and Director. Dr. Lim joined Hyalozyme in 2003. From 2001 to 2003, Dr. Lim was a management consultant at McKinsey & Company, where he specialized in the health care industry, serving a wide range of start-ups to Fortune 500 companies in the biopharmaceutical, medical products, and payor/provider segments. From 1999 to 2001, Dr. Lim was a recipient of a National Institutes of Health Postdoctoral Fellowship, during which time he conducted clinical outcomes research at Harvard Medical School. He has published articles in leading peer-reviewed medical journals such as the Annals of Surgery and the Journal of Refractive Surgery. Dr. Lim's prior experience also includes two years of clinical training in general surgery at the New York Hospital-Cornell Medical Center and Memorial Sloan-Kettering Cancer Center; Founder and President of a seed-stage health care company; Founding Editor-in-Chief of the McGill Journal of Medicine; and basic science and clinical research at the Salk Institute for Biological Studies and Massachusetts Eye and Ear Infirmary. Dr. Lim is currently a member of the strategic planning committee of the American Medical Association. He earned his BS with honors and MS degrees in molecular biology from Stanford University, his MD degree from McGill University, and his MPH degree in health care management from Harvard University.

GREGORY I. FROST, PHD, (32) Vice President & Chief Scientific Officer and Director. Dr. Frost joined Hyalozyme in 1999 and has spent more than ten years researching the hyaluronidase family of enzymes. From 1998 to 1999, he was a Senior Research Scientist at the Sidney Kimmel Cancer Center (SKCC), where he focused much of his work developing the hyaluronidase technology. Prior to SKCC, his research in the Department of Pathology at the University of California, San Francisco, led directly to the purification, cloning, and characterization of the human hyaluronidase gene family, and the discovery of several metabolic disorders. He has authored over 13 scientific peer-reviewed and invited articles in the Hyaluronidase field, is an inventor on numerous patents, and has been the recipient of federal grants. Dr. Frost's prior experience includes serving as a scientific consultant to a number of biopharmaceutical companies, including Q-Med (SE), Biophausia AB (SE), and Active Biotech (SE). Dr. Frost is registered to practice before the US Patent Trademark Office, and earned his BA in biochemistry and molecular biology from the University of California, Santa Cruz, and his PhD in the department of Pathology at the University of California, San Francisco, where he was an ARCS-Scholar.

DAVID A. RAMSAY, MBA, (39) Vice President & Chief Financial Officer. Mr. Ramsay joined Hyalozyme in 2003 and brings 17 years of corporate financial experience spanning several industries. From 2000 to 2003, he was Vice President, Chief Financial Officer of Lathian Systems, a leading provider of technology-based sales solutions for the life sciences industry. Prior to Lathian, Mr. Ramsay was the Vice President, Treasurer of ICN Pharmaceuticals, a multinational, specialty pharmaceutical company with approximately $800 million in revenue and a market capitalization of $3 billion at the time. Mr. Ramsay joined ICN in 1998 from ARCO, where he spent four years in various financial roles, most recently serving as Manager of Financial Planning & Analysis for the company's 1,700-station West Coast Retail Marketing Network. Prior to ARCO, he served as Vice President, Controller for Security Pacific Asian Bank, a $500 million subsidiary of Security Pacific Corporation. He began his career as a Senior Auditor (CPA) at Deloitte & Touche after graduating from the University of California, Berkeley with a BS degree in Business Administration. Mr. Ramsay earned his MBA degree with a dual major in Finance and Strategic Management from The Wharton School at the University of Pennsylvania.

DON A. KENNARD, (57) Vice President of Regulatory Affairs & Quality Assurance. Mr. Kennard joined Hyalozyme in 2004 and brings to Hyalozyme nearly 30 years of professional senior management experience in the fields of regulatory affairs
(RA), clinical programs, and quality assurance (QA). He has worked directly with the U.S. Food and Drug Administration (FDA), as well as regulatory authorities of various foreign ministries of health, to secure registration, authorize commercialization, and successfully implement quality programs, for a broad range and extensive number of product approvals across pharmaceuticals, biologics, medical devices, and diagnostics. Prior to Hyalozyme, Mr. Kennard was Vice President of Worldwide RA/QA at Quidel, Inc., an $80 million manufacturer of diagnostic products, where he led the RA/QA and Clinical functions to increase product approvals by 40% and increase sales volume by 22%, while also establishing a Quality System CE marking program that enabled Quidel to expand and sustain sales in the EU. From 1991 to 2001, he was Vice President of RA/QA/R&D for Nobel Biocare, Inc. and Steri-Oss (acquired by Nobel Biocare), where he directed all regulatory affairs, quality assurance, clinical trials, and R&D activities. From 1981 to 1991, Mr. Kennard was Director of RA/QA at Allergan, Inc., where he directed RA/QA/QC in the development and manufacture of prescription and OTC ophthalmic and dermatological drugs, injectable drugs, biotechnology products (e.g., Botox), and ophthalmic products (e.g., contact lens, intraocular lens). Prior to Allergan, he was Director of Quality Control at B. Braun. Mr. Kennard holds a BS degree in Microbiology and a Regulatory Affairs Certificate.

CAROLYN M. RYNARD, PHD, (48) Vice President of Product Development & Manufacturing. Dr. Rynard joined Hyalozyme in 2003. Dr. Rynard's career in drug development spans 20 years in the pharmaceutical and biotech industries. Her broad experience includes project management, formulation, manufacturing, clinical supplies, validation, medical devices, and drug delivery systems. From 2001 to 2003, Dr. Rynard was Vice President of Product Development at Medinox, Inc., where she was directly responsible for Medinox's Chemistry, Manufacturing, and Controls (CM&C), formulation, analytical methods, and specification development. From 1994 to 2001, she worked for Amylin Pharmaceuticals, Inc., a San Diego, California-based pharmaceutical company where she held various positions of increasing responsibility, serving most recently as Senior Director of Product Development. At Amylin, Dr. Rynard managed seven functional areas and wrote CMC sections for US NDA and INDs; European MAA and CTX regulatory filings; as well as device 510(k) and CE mark technical files. Prior to joining Amylin, Dr. Rynard held various R&D positions at Baxter Healthcare and at Du Pont. Dr. Rynard earned her BSc degree in Chemistry and Biochemistry from the University of Toronto, and her PhD in Physical and Organic Chemistry from Stanford University.

MARK S. WILSON, MBA, (43) Vice President of Business Development. Mr. Wilson joined Hyalozyme in 2003 and has spent more than 15 years in the biotechnology/pharmaceutical industry, having most recently served as Founder and CEO of Biophysica Science, Inc. and Director of Strategic External Alliance Management at Pfizer Global R&D - La Jolla from 2001 to 2003. From 1996 to 2001, Mr. Wilson was Associate Director of Materials at Agouron Pharmaceuticals, Inc., where he identified and negotiated international supply agreements in excess of $120 million annually and served as Materials Manager for the launch of Viracept(R). From 1991 to 1996, Mr. Wilson was an Associate Director at Gensia Laboratories, Ltd., where he directed a wide range of business operations. Prior experience also includes various management and operational roles at Hybritech, Ferro Corporation, and TRW, Inc. Mr. Wilson earned his BS degree in engineering from the University of California, Berkeley, and his MBA degree at the Anderson Graduate School of Management at the University of California, Los Angeles.

LOUIS H. BOOKBINDER, PHD, (46) Director of Biochemistry. Dr. Bookbinder joined Hyalozyme in 2002. Dr. Bookbinder has extensive experience in the biotechnology industry, serving as a Consulting Research Scientist to a number of companies, including Molecular Diagnostic Solutions-USA (San Diego, CA), Zygam, Inc. (Vista, CA), Mycoferm Technologies (Bellevue, WA), and Syrrx, Inc. (San Diego,
CA), from 2001 to 2002. From 1995 to 2001, he was a Principal Investigator and Senior Staff Scientist at Tera Biotechnology Corporation (San Diego, CA) and Favrille, Inc. (San Diego, CA), a VC funded spin-off of Tera Biotechnology. Dr. Bookbinder's scientific background includes Senior Research Scientist at the Sidney Kimmel Cancer Center; Research Scientist at the La Jolla Institute for Experimental Medicine; Research Fellow at the Scripps Research Institute; and Senior Research Fellow at the University of Washington. He has authored multiple scientific peer-reviewed articles in leading journals such as Science, Journal of Cellular Biology, and FASEB, and is a named inventor on numerous patents. Dr. Bookbinder earned his BA in biology at the University of California, Los Angeles, his MS in zoology at the University of Maine, Orono, and his PhD in biology at the University of California, San Diego.

IRA M. LECHNER, (69) Director. Mr. Lechner currently serves as chairman of the board of the Sidney Kimmel Cancer Center in San Diego. This is an extension of a prestigious career in law, service as a Virginia state legislator, and a long history of trustee-level involvements in many organizations. Prior to assuming the Board Chairmanship, Lechner served as SKCC's Vice Chairman of the Board of Trustees and as Chair of the SKCC Development and Planned Giving Committees. He currently serves on the Board of the Council on Higher Education Accreditation, and previously served as Vice Chair of the Randolph-Macon College Board of Trustees. For the past five years, Mr. Lechner has been employed as the sole proprietor of a law firm in the District of Columbia entitled Ira M. Lechner, Esq.

EDWARD L. MERCALDO, (62) Director. Mr. Mercaldo is a Financial Consultant and private investor, following his successful career as an International Commercial and Investment Banker for several leading companies including Bank of Montreal, Bankers Trust Company of New York, Gordon Capital and First Marathon Securities. Mr. Mercaldo also served as Executive Vice President, Chief Financial Officer and Director of Diamond Fields Resources, Inc., and following the purchase of Diamond Fields by Inco Ltd. in August 1996, he continued as a Director of Inco until September 2000. Mr. Mercaldo has served as a self-employed consultant to numerous companies for the past five years.

JOHN S. PATTON, PHD, (56) Director. Dr. Patton is co-Founder and Vice President, Research of Nektar Therapeutics (formerly Inhale Therapeutic Systems) and has served as Chief Scientific Officer since November 2001 and as a director since July 1990. He is a world-renowned expert in the delivery of peptides and proteins. Before co-founding Inhale, John led the drug delivery group at Genentech, Inc., where he demonstrated the feasibility of systemic delivery of large molecules through the lungs. Prior to joining Genentech, Inc., he was a tenured professor at the University of Georgia. He has published a wide range of articles and has presented his work in national and international arenas. Dr. Patton received his Ph.D. in Biology from the University of California, San Diego, and held post-doctoral positions in biomedicine at Harvard Medical School and the University of Lund in Sweden. Dr. Patton is both a personal investor in Hyalozyme and Chairs the Scientific and Clinical Advisory Board.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

                         MANAGEMENT FOLLOWING THE MERGER

The following table sets forth information with respect to the anticipated levels of beneficial ownership of our Common Stock owned after giving effect to the Merger, by:

     o    the holders of more than 5% of our Common Stock;

     o    each of our directors;

     o    our executive officers; and

     o    all directors and executive officers of our company as a group.

We currently have 8,196,362 shares of our common stock issued and outstanding. Pursuant to the terms of the Merger, we anticipate that 34,999,701 shares of our common stock will be issued to Hyalozyme's shareholders along with options to purchase an additional 6,886,807 shares of our common stock and warrants to purchase an additional 11,758,460 shares of our common stock, which could result in up to 57,544,955 shares of our common stock outstanding after giving effect to the Merger. We plan to redeem a total of 4,296,375 shares of common stock owned by certain of our shareholders in exchange for $43,000 or $0.01 per share upon the closing of the Merger.

APPROVAL OF THE MERGER WILL RESULT IN A CHANGE IN CONTROL FROM OUR MANAGEMENT TO CONTROL BY HYALOZYME'S MANAGEMENT AND THE ASSUMPTION OF HYALOZYME'S OPERATIONS AND LIABILITIES.

The following table sets forth certain information regarding the beneficial ownership of our common stock after giving effect to the Merger by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

====================== =========================================== =========================== =======================
                                                                      AMOUNT AND NATURE OF
   TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNER          PERCENT OF CLASS
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Gregory Frost (1)                                3,429,016 shares                 8.75%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Jonathan Lim (2)                                  808,426 shares                  2.08%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Elliot Feuerstein (3)                            3,504,373 shares                 8.98%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Ira Lechner (4)                                  1,152,329 shares                 2.94%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Edward Mercaldo (5)                               819,938 shares                  2.10%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           John S. Patton (6)                                447,471 shares                  1.15%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------

---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Borgstrom Family Trusts (7)                      2,710,474 shares                 6.97%
                       c/o Hyalozyme Therapeutics, Inc.
                       11588 Sorrento Valley Road Suite 17
                       San Diego CA 92121
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Peter Geddes (8)                                 2,528,542 shares                 6.37%
                       c/o Grove Capital
                       333 South Beverly Drive #208-9
                       Beverly Hills, CA 90212
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Jonathan Spanier (9)                             2,629,436 shares                 6.61%
                       8732 St. Ives Drive
                       Los Angeles, CA 90069
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           Jesse Grossman (10)                              2,585,237 shares                 6.50%
                       5000 Llano Drive
                       Woodland Hills, CA 91364
---------------------- ------------------------------------------- --------------------------- -----------------------
Common Stock           All officers and directors as a group (11)       6,657,180 shares                16.72%
====================== =========================================== =========================== =======================

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Hyalozyme's common stock shown as beneficially owned by him.

----------
(1) Includes 2,837,364 shares and warrants to purchase 22,241 shares held in the name of Dr. Frost; includes 116,415 shares and warrants to purchase 10,530 shares held in the name of the Frost Family Trust; and includes 190,072 shares and warrants to purchase 22,241 shares held in the name of Francis E. Frost. Also includes 230,153 shares issuable upon exercise of options exercisable within 60 days of which are held in Dr. Frost's name.

(2) Includes 484,497 shares and warrants to purchase 26,690 shares held in the name of Dr. Lim; and includes 266,101 shares and warrants to purchase 31,138 shares held in the name of family members of Dr. Lim.

(3) Includes 3,373,287 shares and warrants to purchase 131,086 shares held in the name of Mr. Feuerstein.

(4) Includes 705,210 shares and warrants to purchase 134,806 shares held in an IRA account for Mr. Lechner; and 190,072 shares and warrants to purchase 22,241 shares held in a charitable trust. Also includes 100,000 shares issuable upon exercise of options exercisable within 60 days of which are held in Mr. Lechner's name.

(5) Includes 126,944 shares held in the name of Mr. Mercaldo; 123,883 shares and warrants to purchase 44,483 shares held for the benefit of Karen and Mr. Mercaldo; and 380,145 shares and warrants to purchase 44,483 shares held in a family trust. Also includes 100,000 shares issuable upon exercise of options exercisable within 60 days of which are held in Mr. Mercaldo's name.

(6) Includes 232,830 shares and warrants to purchase 31,590 shares held in a family trust, and 83,051 shares held in the name of Dr. Patton. Also includes 100,000 shares issuable upon exercise of options exercisable within 60 days of which are held in Dr. Patton's name.

(7)  Includes 2,710,474 shares held in family trusts.

(8) Includes 1,587,451 shares and 731,091 warrants to purchase shares, 140,000 shares and 50,000 warrants to purchase shares held by Peter Geddes under custodial accounts for the benefit of minors. Also includes 13,333 shares and 6,667 warrants to purchase shares held by Grove Capital, LLC in which Peter Geddes is a member. Peter Geddes may be deemed a beneficial owner of the shares held by Grove Capital, LLC however, he disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(9) Includes 1,217,757 shares and 655,219 warrants to purchase shares, 474,890 shares and 211,570 warrants to purchase shares held by the Jonathan Spanier IRA Account, includes 50,000 shares held by Jonathan Spanier under a custodial account for the benefit of a minor. Also includes 13,333 shares and 6,667 warrants to purchase shares held by Grove Capital, LLC in which Jonathan Spanier and the Jonathan Spanier IRA Account are members. Each of Jonathan Spanier and the Jonathan Spanier IRA Account may be deemed beneficial owners of the shares held by Grove Capital, LLC however, each disclaims beneficial ownership except to the extent of their pecuniary interest therein.

(10) Includes 1,251,558 shares and 627,219 warrants to purchase shares, 474,890 shares and 211,570 warrants to purchase shares held by the Jesse Grossman Accountancy Corporation Retirement Trust. Also includes 13,333 shares and 6,667 warrants to purchase shares held by Grove Capital, LLC in which Jesse Grossman and the Jesse Grossman Accountancy Corporation Retirement Trust are members. Each of Jesse Grossman and the Jesse Grossman Accountancy Corporation Retirement Trust may be deemed beneficial owners of the shares held by Grove Capital, LLC however, each disclaims beneficial ownership except to the extent of their pecuniary interest therein.

(11) See Notes 1, 2, 3, 4, 5, and 6. Includes 530,153 shares issuable upon exercise of options exercisable within 60 days.


    INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS IN
                                   THE MERGER

Some of the directors and executive officers of Hyalozyme have interests in the Merger that are different from, or are in addition to, the interests of their shareholders. These interests include positions as directors or executive officers of Global Yacht following the Merger, potential benefits under employment or benefit arrangements as a result of the Merger, and potential severance and other benefit payments in the event of termination of employment following the Merger. On January 8, 2004, Hyalozyme's directors, executive officers and their affiliates owned approximately 36.85% of Hyalozyme common stock entitled to vote on adoption of the Merger Agreement. The board of Global Yacht was aware of these interests and considered them in approving the Merger.

                   ANTICIPATED OPERATIONS FOLLOWING THE MERGER

HYALOZYME'S BACKGROUND. Hyalozyme was incorporated in California on February 26, 1998, as DeliaTroph Pharmaceuticals, Inc. After completing the Merger, Global Yacht will assume Hyalozyme's business operations, including their assets and liabilities as the parent corporation of the acquisition subsidiary into which Hyalozyme will merge. Hyalozyme is a product-focused biotechnology company dedicated to the development and commercialization of recombinant therapeutic enzymes and drug enhancement systems, based on intellectual property covering the family of human enzymes known as hyaluronidases. Hyalozyme's first products are human synthetic formulations of a hyaluronidase enzyme that replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. These products are based on a highly versatile enzyme technology that Hyalozyme's management believes has a wide range of therapeutic applications, and which Hyalozyme's management anticipates will enable Hyalozyme to help patients across multiple disease states while creating significant shareholder value.

PRODUCTS/SERVICES. Hyalozyme's patented technology is based on recombinant human PH20 (rHuPH20), a human synthetic hyaluronidase that degrades hyaluronic acid
(HA), a space-filling "cement"-like substance that is a major component of tissues throughout the body (e.g., skin, cartilage). The PH20 enzyme is a naturally occurring enzyme that digests HA to break down the cement, thereby facilitating the penetration and diffusion of other drugs that are injected subcutaneously (i.e., in the skin) or intramuscularly (i.e., in the muscle). Hyalozyme has two product candidates it is currently focusing on:

     o CUMULASEO-IVF is an ex vivo formulation of rHuPH20 to replace the bovine enzyme currently used for the preparation of oocytes prior to IVF and cryopreservation during the process of ICSI (intracytoplasmic sperm injection), in which the enzyme is an essential component. The FDA considers hyaluronidase IVF products to be medical devices subject to 510K approval. Hyalozyme believes the total CumulaseO-IVF market consists of nearly 500,000 ICSI (intracytoplasmic sperm injection) cycles worldwide in 2004.

     o OPTIPHASEO is a low unit, fast-acting local formulation of rHuPH20 to replace Wydase(R), Wyeth's discontinued bovine enzyme previously used for over 50 years as a drug delivery agent to enhance diffusion of local anesthesia for ophthalmic surgery (mostly cataract surgery). Hyalozyme believes the total OptiphaseO market consists of approximately 6.4 million local anesthesia procedures (or 45% of the 14.3 million total estimated cataract surgery procedures) worldwide in 2004.

INTELLECTUAL PROPERTY. The success of Hyalozyme's business will depend, in part, on its ability to obtain patent protection for its inventions, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. Hyalozyme's strategy is to actively pursue patent protection in the United States and foreign jurisdictions for technology that it believes to be proprietary and that offers a potential competitive advantage for its inventions. To date, Hyalozyme has licensed issued and pending US and International Patents, as well as filed new patent applications for novel compositions, formulations and uses of mammalian hyaluronidases.

In addition to patents, Hyalozyme relies on trade secrets and proprietary know-how. Hyalozyme seeks protection of these trade secrets and proprietary know-how, in part, through confidentiality and proprietary information agreements. Hyalozyme makes efforts to require its employees, directors, consultants and advisors, outside scientific collaborators and sponsored researchers, other advisors and other individuals and entities, to execute confidentiality agreements upon the start of employment, consulting or other contractual relationships with them. These agreements provide that all confidential information developed or made known to the individual or entity during the course of the relationship is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees and some other parties, the agreements provide that all inventions conceived by the individual will be the exclusive property of Hyalozyme. These agreements may not provide meaningful protection for or adequate remedies to protect its technology in the event of unauthorized use or disclosure of information. Furthermore, Hyalozyme's trade secrets may otherwise become known to, or be independently developed by, its competitors.

In addition, the approval process for patent applications in foreign countries may differ significantly from the process in the U.S. The patent authorities in each country administer that country's laws and regulations relating to patents independently of the laws and regulations of any other country, and the patents must be sought and obtained separately. Therefore, approval in one country does not necessarily indicate that approval can be obtained in other countries.

GOVERNMENT REGULATIONS. The FDA and comparable regulatory agencies in foreign countries regulate extensively the manufacture and sale of the pharmaceutical products that Hyalozyme currently is developing. The FDA has established guidelines and safety standards that are applicable to the nonclinical evaluation and clinical investigation of therapeutic products and stringent regulations that govern the manufacture and sale of these products. The process of obtaining FDA approval for a new therapeutic product usually requires a significant amount of time and substantial resources. The steps typically required before a product can be produced and marketed for human use include: 1) nonclinical pharmacological studies to obtain preliminary information on the safety and efficacy of a drug; and 2) nonclinical evaluation in vitro and in vivo, including extensive toxicology.

The results of these nonclinical studies may be submitted to the FDA as part of an investigational new drug application. The sponsor of an investigational new drug application may commence human testing of the compound only after being notified by the FDA that the agency has activated the investigational new drug application, which usually occurs within 30 days of submission of the application.

The clinical testing program for a drug typically involves three phases:

     o Phase 1 investigations are generally conducted in healthy subjects. In certain instances, subjects with a terminal disease, such as cancer, may participate in Phase 1 studies that determine the maximum tolerated dose and initial safety of the product;

     o Phase 2 studies are conducted in limited numbers of subjects with the disease or condition to be treated and are aimed at determining the most effective dose and schedule of administration, evaluating both safety and whether the product demonstrates therapeutic effectiveness against the disease; and

     o Phase 3 studies involve large, well-controlled investigations in diseased subjects and are aimed at verifying the safety and effectiveness of the drug.

Data from all clinical studies, as well as all nonclinical studies and evidence of product quality, typically are submitted to the FDA in a new drug application.

The FDA's Center for Drug Evaluation and Research (CDER) or the Center for Biologics Evaluation and Research (CBER) must approve a new drug application or biologics license application for a drug before the drug may be marketed in the U.S. At the time, if ever, that Hyalozyme begins to market its proposed products for commercial sale in the U.S., any manufacturing operations that may be established in or outside the U.S. will be subject to rigorous regulation, including compliance with current good manufacturing practices. Hyalozyme also may be subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act, the Export Control Act and other present and future laws of general application. In addition, the handling, care and use of laboratory mice, including the hu-PBL-SCID mice and rats, are subject to the Guidelines for the Humane Use and Care of Laboratory Animals published by the National Institutes of Health.

INTERNATIONAL. For marketing outside the United States, Hyalozyme is also subject to foreign regulatory requirements governing human clinical trials and marketing approval for pharmaceutical products. The requirements governing the conduct of clinical trials, product approval, pricing and reimbursement vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained before manufacturing or marketing the product in those countries. The approval process varies from country to country and the time required for such approvals may differ substantially from that required for FDA approval. Hyalozyme's management cannot give assurance that clinical trials conducted in one country will be accepted by other countries or that approval in one country will result in approval in any other country. For clinical trials conducted outside the United States, the clinical stages are generally comparable to the phases of clinical development established by the FDA.

RESEARCH AND DEVELOPMENT. Since its inception, Hyalozyme has made substantial investments in research and development. During the years ended December 31, 2003 and 2002 and from the period February 26, 1998 (date of inception) to December 31, 2003, Hyalozyme spent $1.1 million, $0.8 million and $2.4 million, respectively, on research and development activities.

EMPLOYEES. At February 5, 2004, Hyalozyme employed 13 full-time employees. Approximately 9 of its employees are involved in research and clinical development activities. Four of Hyalozyme's employees hold Ph.D. or M.D. degrees. Hyalozyme believes that its relationship with its employees is good.

FACILITIES. Hyalozyme's administrative offices and research facilities are located in San Diego, California. Hyalozyme leases approximately 5,700 square feet of office space which is adequate for its purposes for the next twelve to eighteen months. The lease expires on June 30, 2005.

LEGAL PROCEEDINGS. From time to time, Hyalozyme may be involved in litigation relating to claims arising out of its operations in the normal course of business. Hyalozyme currently is not a party to any legal proceedings, the adverse outcome of which, in its management's opinion, individually or in the aggregate, would have a material adverse effect on its results of operations or financial position.

        ANTICIPATED LIQUIDITY AND CAPITAL RESOURCES FOLLOWING THE MERGER

We will assume Hyalozyme's assets and liabilities following the Merger.

Hyalozyme's management anticipates that after giving effect to the Merger, substantial additional capital will be required to implement its business plan. However, there can be no assurance that management will be successful. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could harm its business, results of operations and financial condition.

                    WHAT WE NEED TO DO TO COMPLETE THE MERGER

Global Yacht and Hyalozyme will complete the Merger only if the conditions set forth in the Merger Agreement are satisfied or, in some cases, waived. These conditions include:

     o the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Global Yacht and Hyalozyme;

     o no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     o    accuracy of each company's representations and warranties;

     o performance by each company of its obligations under the Merger Agreement; and

     o the mailing of this information to all Global Yacht stockholders as of the record date.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this Information Statement contain certain "forward-looking" statements of management of Global Yacht. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guarantee, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guarantee that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

                         FINANCIAL AND OTHER INFORMATION

                    GLOBAL YACHT AUDITED FINANCIAL STATEMENTS

The financial statements of Global Yacht as of December 31, 2002 and 2001 and are contained in Global Yacht's Annual Report on Form 10-KSB for the year ended December 31, 2002 which is included in this document as Exhibit E. These financial statements have been audited by Hall & Company, independent auditors. You are encouraged to review the financial statements, related notes and other information included elsewhere in this filing.

                         HYALOZYME'S PLAN OF OPERATIONS

REVENUES. Hyalozyme has generated no revenues since its inception on February 26, 1998, and does not anticipate generating revenues before the last quarter of fiscal 2004. However, no assurances can be given as to the recognition of any revenues in fiscal 2004.

EXPENSES. Hyalozyme has generated net losses of $4.0 million from its inception through December 31, 2003. These losses are primarily due to research and development expenses of $2.4 million, general and administrative expenses of $1.2 million, and interest expense of $.4 million.

LIQUIDITY AND CAPITAL RESOURCES. Hyalozyme has used $3.0 million net cash in its operating activities and purchased equipment for $.3 million from its inception through December 31, 2003. It has financed its operating and investing activities by raising $3.8 million in cash from the issuance of notes of $1.3 million, common stock of $.1 million, and preferred stock of $2.4 million. While Hyalozyme has $.5 million cash at December 31, 2003, additional financing is required in order to execute its business plan. There can be no assurance that additional financing will be available on terms favorable to Hyalozyme or at all. On January 28, 2004, pursuant to an investment completed simultaneously with the Merger, Hyalozyme raised approximately $8.1 million.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits during 2004. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

MERGER. On January 28, 2004, Hyalzoyme entered into an Agreement and Plan of Merger (the "Merger Agreement") with Global Yacht Services, Inc., a publicly traded Nevada corporation ("Global Yacht"), Hyalozyme Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of Global Yacht (the "Merger Sub") and certain other parties. The Merger Agreement will provide for Merger Sub to merge with and into Hyalozyme with Hyalozyme remaining as the surviving corporation (the "Merger") and becoming a public company. See Exhibit A, the Merger Agreement, for a detailed discussion of the terms and conditions of the Merger.

PATENTS. Hyalozyme currently owns or licenses several U.S. and foreign patents and also has pending patent applications. There can be no assurance that Hyalozyme's existing patents, or any patents issued to it as a result of such applications, will provide a basis for commercially viable products, will provide Hyalozyme with any competitive advantages, or will not face third-party challenges or be the subject of further proceedings limiting their scope or enforceability.

EMPLOYEES. At February 5, 2004, Hyalozyme employed 13 full-time employees. Approximately 9 of its employees are involved in research and clinical development activities. Four of Hyalozyme's employees hold Ph.D. or M.D. degrees. Hyalozyme anticipates hiring 5 to 10 additional employees by the end of 2004.

                     HYALOZYME AUDITED FINANCIAL STATEMENTS

The financial statements of Hyalozyme Therapeutics, Inc. ("Hyalozyme") for the years ending December 31, 2003 and December 31, 2002 are attached hereto as Exhibit F. These statements have been audited by Cacciamatta Accountancy Corporation, independent auditors. You are encouraged to review the financial statements, related notes and other information included elsewhere in this filing.

                          SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent unaudited balance sheet data of Global Yacht as of September 30, 2003 and as of December 31, 2002 and (2) the unaudited statements of operations data of Global Yacht for the nine months ended September 30, 2003 and for the year ended December 31, 2002.

Income Statement                             Global Yacht                    Global Yacht
                                       Nine month period ending               Year ending
                                          September 30, 2003               December 31, 2002
                                                  $                                $
Revenue                                         23,386                          87,769
Gross Profit (Operating Loss)                  (24,373)                         38,095
Net Loss                                       (25,173)                        (65,263)
Net Loss Per Share                              (.01)                            (.04)

Balance Sheet                             September 30, 2003               December 31, 2002
                                                  $                                $
Total Assets                                    68,149                          97,249
Total Liabilities                               4,752                           10,434
Shareholders' Equity (Deficit)                  63,397                          86,815


The following gives a summary of the most recent audited balance sheet data of Hyalozyme for the years ended December 31, 2003 and December 31, 2002 and (2) the audited statements of operations data of Hyalozyme for the years ended December 31, 2003 and December 31, 2002.

Income Statement                             Hyalozyme                       Hyalozyme
                                            Year ending                     Year ending
                                         December 31, 2003               December 31, 2002
                                                 $                               $
Revenue                                          0                               0
Gross Profit (Operating Loss)               (1,721,872)                     (1,152,902)
Net Loss                                    (2,115,025)                     (1,134,765)
Net Loss Per Share                             (.31)                           (.25)

Balance Sheet                            December 31, 2003               December 31, 2002
                                                 $                               $
Total Assets                                  647,247                         230,580
Total Liabilities                             273,440                         610,140
Shareholders' Equity (Deficit)                373,807                        (379,560)


This information is only a summary. You should also read the historical information, management's discussion and analysis and related notes of Global Yacht contained it its Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission for the nine month period ended September 30, 2003, which are incorporated by reference into this document and the historical financial statements, management's discussion and analysis and related notes for Global Yacht contained elsewhere in this document.

We are providing above financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of Global Yacht will be once the Merger is concluded.

                             ADDITIONAL INFORMATION

Global Yacht will furnish without charge to any stockholder, upon written or oral request, any documents filed by Global Yacht pursuant to the Securities Exchange Act. Requests for such documents should be addressed to Global Yacht, Inc., 7710 Hazard Center Drive, Suite E-415, San Diego, California 92108. Documents filed by Global Yacht pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission's web site (http://www.sec.gov).

                               DISSENTERS' RIGHTS

We do not believe that the Nevada Revised Statutes ("NRS") provide dissenters' rights with respect to the Merger. However, it may be determined that as an owner of Global Yacht common stock, you do have the right to dissent from this Merger and obtain cash payment for the "fair value" of your shares, as determined in accordance with the NRS. In the event that it is determined that you do have the right to dissent, below is a description of the steps you must take if you wish to exercise dissenters' rights with respect to the Merger under NRS Sections 92A.300 to 92A.500, the Nevada dissenters' rights statute. The text of the statute is set forth in Exhibit D. This description is not intended to be complete. If you are considering exercising your dissenters' rights, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters' rights. Failure to take any one of the required steps may result in termination of your dissenters' rights under Nevada law. If you are considering dissenting, you should consult with your own legal advisor.

To exercise your right to dissent, you must:

     o before the effective date of the Merger, deliver written notice to us at Global Yacht, Inc., 7710 Hazard Center Drive, Suite E-415, San Diego, California 92108, Attn: Corporate Secretary, stating that you intend to demand payment for your shares if the Merger is completed; and

     o not vote your shares in favor of the Merger, either by proxy or in person.

If you satisfy those conditions, we will send you a written dissenter's notice within 10 days after the Merger is effective. This dissenter's notice will:

     o specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

     o inform holders of uncertificated shares to what extent the transfer of their shares will be restricted after their payment demand is received;

     o supply a form of payment demand that includes the date the Merger was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

     o set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and

     o    provide you a copy of Nevada's dissenters' rights statute.

After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

     o demand payment either through the delivery of the payment demand form to be provided or other comparable means;

     o certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

     o deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTER'S NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT FOR YOUR SHARES PURSUANT TO NEVADA'S DISSENTERS' RIGHTS STATUTE. YOUR RIGHTS AS A STOCKHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

Within 30 days after receiving your properly executed payment demand, we will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the Merger until the date of payment). The payment will be accompanied by:

     o our balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

     o an explanation of how we estimated the fair value of the shares and how the interest was calculated;

     o information regarding your right to challenge the estimated fair value; and

     o    a copy of Nevada's dissenters' rights statute.

We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice. If we withhold payment, after the consummation of the Merger, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS
Section 92A.480.

If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and ours. You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge our calculation of fair value terminates.

If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition the District Court of Clark County, Nevada to determine the fair value of the shares and the accrued interest. If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

     o the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or

     o the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

We will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed. Attorney fees will be divided as the court considers equitable.

FAILURE TO FOLLOW THE STEPS REQUIRED BY NRS SECTIONS 92A.400 THROUGH 92A.480 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IF DISSENTERS' RIGHTS ARE NOT PERFECTED, YOU WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN

VIEW OF THE COMPLEXITY OF THE PROVISIONS OF NEVADA'S DISSENTERS' RIGHTS STATUTE, IF YOU ARE CONSIDERING OBJECTING TO THE MERGER YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.




            [The remainder of this page is left blank intentionally.]

                                    EXHIBIT A

                                MERGER AGREEMENT




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

       DELIATROPH PHARMACEUTICALS, INC., DBA HYALOZYME THERAPEUTICS, INC.,
                            A CALIFORNIA CORPORATION,

                                       AND

                THE DELIATROPH PHARMACEUTICALS, INC. STOCKHOLDERS
                                ON THE ONE HAND,

                                       AND

                          GLOBAL YACHT SERVICES, INC.,
                              A NEVADA CORPORATION,

                       HYALOZYME ACQUISITION CORPORATION,
                              A NEVADA CORPORATION,

                                       AND

                          THE GLOBAL YACHT STOCKHOLDERS

                                ON THE OTHER HAND

                          DATED AS OF JANUARY 28, 2004

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of January 28, 2004, by and among DeliaTroph Pharmaceuticals, Inc., dba Hyalozyme Therapeutics, Inc., a California corporation ("Hyalozyme"), and each of the shareholders of Hyalozyme set forth on the signature page hereto (collectively, the "Hyalozyme Shareholders"), on the one hand, and Global Yacht Services, Inc., a publicly traded Nevada corporation ("Global Yacht"), Hyalozyme Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of Global Yacht ("Merger Sub"), and Mitch Keeler and Melissa Day, individual stockholders of Global Yacht (the "Global Yacht Stockholders"), on the other hand.

                                    RECITALS

         A. Global Yacht, Merger Sub and Hyalozyme have each determined to engage in the transactions contemplated hereby (collectively, the "Merger") pursuant to which Merger Sub will merge with and into Hyalozyme, with Hyalozyme being the surviving corporation, and the outstanding shares of Hyalozyme shall be converted into shares of Global Yacht's common stock in the manner herein described.

         B. The respective boards of directors of Hyalozyme, Global Yacht and Merger Sub have each approved this Agreement and the Merger, and the Hyalozyme Shareholders and Global Yacht, as the sole shareholder of Merger Sub, have each approved this Agreement and the Merger.

         C. The parties intend that this Agreement constitutes a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1      Surviving Entity; Effective Time.

                  (a) At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Hyalozyme in accordance with the relevant sections of the Nevada Revised Statutes ("NRS") and the California General Corporation Law (the "CGCL"), whereupon the separate existence of Merger Sub shall cease, and Hyalozyme shall be the surviving corporation ("Surviving Corporation") and shall take the name "Halozyme Therapeutics, Inc." (the "Effective Time"). It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                  (b) Simultaneously with the Closing, Articles of Merger (the "Merger Articles"), in the form attached hereto as Exhibit A, shall be filed with the Secretary of State of the State of Nevada in accordance with Section 92A.200 of the NRS. Subsequent to the Closing, a certified copy of the Articles of Merger as filed with the Secretary of State of the State of Nevada shall be filed with the Secretary of State of the State of California. From and after the Effective Time, Hyalozyme shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both Hyalozyme and Merger Sub, as provided under the NRS and the CGCL.

         1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with applicable law.

         1.3 Directors and Officers. From and after the Effective Time, until their successors are duly elected or appointed and qualified, the directors and officers of Global Yacht and the Surviving Corporation shall be the directors and officers, respectively, of Hyalozyme in office immediately prior to the Effective Time.

         1.4 Conversion of Shares. As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

              Each fully paid and nonassessable share of Hyalozyme's common stock, no par value ("Hyalozyme Common Stock"), warrants to purchase shares of Hyalozyme's Common Stock ("Hyalozyme Warrants") and options to purchase shares of Hyalozyme's Common Stock ("Hyalozyme Options"), outstanding immediately prior to the Effective Time, shall be converted into the same number of shares of Global Yacht's common stock, par value $0.001 per share ("Global Yacht Common Stock"), warrants to purchase shares of Global Yacht's common stock ("Global Yacht Warrants") or options to purchase shares of Global Yacht's common stock ("Global Yacht Options"), respectively. Each Hyalozyme shareholder shall be entitled to receive the equivalent number of shares of Global Yacht Common Stock, Global Yacht Warrants or Global Yacht Options as set forth on Schedule
1.4 attached hereto; collectively, the Hyalozyme shareholders shall be entitled to receive an aggregate of approximately 33,624,898 shares of Global Yacht Common Stock, (the "Global Yacht Shares"), Global Yacht Warrants to purchase approximately 11,316,033 shares of Global Yacht Common Stock and Global Yacht Options to purchase approximately 6,886,807 shares of Global Yacht Common Stock.

         1.5 Fractional Shares. Fractional shares of Global Yacht shall not be issued in connection with the Global Yacht Shares, but any fractional shares shall be rounded to the nearest whole share. No cash shall be issued in lieu of any fractional shares.

         1.6      Stock Certificates.

                  (a) Upon surrender to Global Yacht of the certificates representing the Hyalozyme Common Stock, Hyalozyme Warrants or Hyalozyme Options (collectively, the "Hyalozyme Certificates"), the holders of such Hyalozyme Certificates shall each be entitled to receive in exchange therefor one or more certificates representing the number of shares of Global Yacht Common Stock, Global Yacht Warrants or Global Yacht Options respectively, to which such holder is entitled pursuant to the provisions of Section 1.4 hereof.

                  (b) Each Hyalozyme Certificate converted into Global Yacht Common Stock, Global Yacht Warrants or Global Yacht Options respectively shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. Until surrendered as contemplated by this Section 1.6, each holder of Hyalozyme Common Stock, Hyalozyme Warrants or Hyalozyme Options, respectively shall thereafter cease to possess any rights with respect to such shares, except the right to receive upon such surrender the number of shares of Global Yacht Common Stock, Global Yacht Warrants or Global Yacht Options, respectively, as provided by Section 1.4 hereof.

                  (c) All shares of Global Yacht Common Stock, Global Yacht Warrants or Global Yacht Options, respectively, delivered to the Hyalozyme shareholders in respect of the Hyalozyme Common Stock, Hyalozyme Warrants or Hyalozyme Options , respectively, in accordance with the terms of this Agreement shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Hyalozyme Common Stock, Hyalozyme Warrants or Hyalozyme Options, respectively. If, after the Effective Time, Hyalozyme Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.6.

         1.7 Closing. Subject to the satisfaction of the conditions precedent specified in Section 6 hereof, the closing of the Merger shall take place at 11:00 a.m. (Pacific Time) at the offices of Gray Cary Ware & Freidenrich LLP, on or before April 30, 2004, or at such other time and date as the parties may mutually agree (the "Closing").

         1.8. Press Releases. At Closing, Global Yacht shall issue such press release or announcement of the transactions contemplated by this Agreement as may be required by the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the applicable requirements of Rules 135a and 135c under the Securities Act of 1933, as amended (the "Securities Act"), and such release or announcement will be reasonably satisfactory in form and substance to Hyalozyme and its counsel. Global Yacht shall not issue any other press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of Hyalozyme which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if required by law, Global Yacht may issue such a press release or otherwise make public such information as long as Global Yacht notifies the Hyalozyme of such requirement and discusses with Hyalozyme in good faith the contents of such disclosure.

         1.9  Redemption.  At Closing,  Global  Yacht shall cause to be redeemed
4,296,375 shares of its outstanding restricted common stock from certain stockholders.

         1.10 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, shares of Hyalozyme capital stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who did not vote in favor of the Merger (the "Dissenting Shares"), which shareholders comply with all of the relevant provisions of the CGCL (the "Dissenting Shareholders"), shall not be converted into or be exchangeable for the right to receive the Global Yacht Shares, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the CGCL. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, Global Yacht Shares without any interest thereon. Hyalozyme shall give Global Yacht (a) prompt notice of any written demands for appraisal of any shares, attempted withdrawals of such demands and any other instruments served pursuant to the CGCL and received by Hyalozyme relating to shareholders' rights of dissent and appraisal, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to demands for appraisal under the CGCL. Neither Hyalozyme nor the Surviving Corporation shall, except with the prior written consent of Global Yacht, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Hyalozyme capital stock held by such Dissenting Shareholder shall thereupon be treated as though such shares had been converted into the right to receive Global Yacht Shares pursuant to Section 1.4


                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF HYALOZYME

         Hyalozyme hereby represents and warrants to Global Yacht and Merger Sub as follows:

         2.1 Organization. Hyalozyme is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.

         2.2 Capitalization. The authorized capital stock of Hyalozyme consists of 60,000,000 shares of common stock, no par value, and 15,000,000 shares of preferred stock, no par value, which are, and at the Closing will be, issued and outstanding in the following manner;

         a) 18,320,094 shares of Hyalozyme Common Stock issued and outstanding, with options to purchase 6,886,807 shares of Hyalozyme Common Stock, and warrants to purchase 3,663,631 shares of Hyalozyme Common Stock, held by the historical shareholders of Hyalozyme;
         b) 15,304,804 Hyalozyme Common Shares, with each purchase of such shares receiving a warrant to purchase one share of Hyalozyme
              Common Stock for every two shares of Hyalozyme Common Stock purchased;
         c) Up to an additional 800,000 Hyalozyme Common Shares, with each purchase of such shares receiving a warrant to purchase one share of Hyalozyme Common Stock for every two shares of Hyalozyme Common Stock purchased and warrants to purchase 68,000 shares of Hyalozyme Common Stock in accordance therewith; and
         d) There shall be reserved approximately 618,000 shares of Hyalozyme Common Stock to be issued to Monico Capital Partners, LLC upon closing of funding of $7,112,142.

         All of the issued and outstanding shares of capital stock of Hyalozyme are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Other than as specified above, there are no other outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Hyalozyme is a party or which are binding upon Hyalozyme providing for the issuance or transfer by Hyalozyme of additional shares of its capital stock and Hyalozyme has not reserved any other shares of its capital stock for issuance, nor are there any other outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments which are binding upon Hyalozyme. There are no voting trusts or any other agreements or understandings with respect to the voting of Hyalozyme's capital stock.

         2.3 Certain Corporate Matters. Hyalozyme is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Hyalozyme's financial condition, results of operations or business. Hyalozyme has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. Hyalozyme has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Hyalozyme and the consummation by Hyalozyme of the transactions contemplated hereby have been duly authorized by the Hyalozyme Shareholders and the Board of Directors of Hyalozyme and no other actions on the part of Hyalozyme are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hyalozyme and constitutes a valid and binding agreement of Hyalozyme, enforceable against Hyalozyme in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         2.5 Consents and Approvals; No Violations. Except for requirements of applicable law, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Hyalozyme of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Hyalozyme nor the consummation by Hyalozyme of the transactions contemplated hereby, nor compliance by Hyalozyme with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of Hyalozyme, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Hyalozyme is a party or by which it or its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Hyalozyme, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Hyalozyme taken as a whole.

         2.6      Financial Statements

                  (a) Hyalozyme has provided its unaudited balance sheets as at December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003 and 2002, (collectively, "Hyalozyme's Financials").

                  (b) Hyalozyme's Financials are (i) in accordance with the books and records of Hyalozyme, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Hyalozyme as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Hyalozyme, or their respective businesses, financial conditions or results of operations).

         2.7 Events Subsequent to Financial Statements. Since December 31, 2003, there has not been:

                  (a) any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Hyalozyme;

                  (b) any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Hyalozyme;

                  (c) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Hyalozyme or any redemption, purchase or other acquisition of any such shares;

                  (d) any issuance of shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Hyalozyme, as the case may be, relating to its authorized or issued capital stock;

                  (e) any subjection to any lien on any of the assets, tangible or intangible, of Hyalozyme;

                  (f) any incurrence of indebtedness or liability or assumption of obligations by Hyalozyme;

                  (g) any waiver or release by Hyalozyme of any right of any material value;

                  (h) any compensation or benefits paid to officers or directors of Hyalozyme;

                  (i)  any  change  made  or   authorized  in  the  Articles  of
         Incorporation or Bylaws of Hyalozyme;

                  (j) any loan to or other transaction with any officer, director or stockholder of Hyalozyme giving rise to any claim or right of Hyalozyme against any such person or of such person against Hyalozyme; or

                  (k) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Hyalozyme., except changes in the ordinary course of business that, individually and in the aggregate, have not been materially adverse.

         2.8 Title to Assets. Hyalozyme has good and marketable title to all of the assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the Hyalozyme Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Hyalozyme Financial Statements or arising thereafter in the ordinary course of business (none of which will be material).

         2.9 Undisclosed Liabilities. Except as otherwise disclosed in Hyalozyme's Financials, Hyalozyme has no material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

         2.10 Real Property. Except as disclosed in Schedule 2.10, Hyalozyme does not own or lease any real property.

         2.11 Books and Records. The corporate and financial books and records of Hyalozyme delivered to the Global Yacht prior to the Closing fully and fairly reflect the transactions to which Hyalozyme is a party or by which it or its properties are bound.

         2.12 Questionable Payments. Neither Hyalozyme, nor any of its respective employees, agents or representatives has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Hyalozyme's funds or made any payments from Hyalozyme's funds to governmental officials for improper purposes or made any illegal payments from Hyalozyme's funds to obtain or retain business.

         2.13 Intellectual Property. Other than as specified below on Schedule 2.13, Hyalozyme neither owns nor uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Hyalozyme has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Hyalozyme infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         2.14     Tax Matters.

                  (a) Hyalozyme has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

                  (b) Hyalozyme has paid, or adequately reserved against in Hyalozyme's Financials, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

                  (c) To the knowledge of Hyalozyme, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Hyalozyme's tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Hyalozyme; and

                  (e) Hyalozyme has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended.

         For the purposes of this Section 2.14, a tax is due (and must therefore either be paid or adequately reserved against in Hyalozyme's Financials) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         2.15 Contracts. Except as provided in Schedule 2.15, Hyalozyme has no material contracts, leases, arrangements or commitments (whether oral or written). Hyalozyme is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         2.16 Absence of Default. Each of the agreements listed on Schedule 2.15 that creates obligations of Hyalozyme is, and, after giving effect to the Merger, will be, valid and binding and in full force and effect, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other person;

                  (b) Hyalozyme has fulfilled and performed in all material respects its obligations under each such agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof;

                  (c) Hyalozyme is not alleged in writing to be, and no other party to any such agreement is, in default under, nor is there alleged in writing to be any basis for termination of, any such agreement;

                  (d) No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by

Hyalozyme or by any such other party; and

                  (e)  Hyalozyme  is  not  currently   renegotiating   any  such
agreement or paying liquidated damages in lieu of performance thereunder.

         2.17     Environmental Matters.

                  (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

                           (i)  "Governmental  Authority"  shall mean the United
States, each state, each county, each city and each other

political subdivision in which Hyalozyme's or Global Yacht's business, as applicable, is located, and any court, political subdivision, agency or instrumentality with jurisdiction over Hyalozyme's or Global Yacht's business, as applicable.

                           (ii)   "Environmental   Laws"   shall  mean  (A)  the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

                           (iii) "Hazardous Materials" shall mean, among others,
(A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder;
(D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which at the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

                           (iv) "Hazardous  Materials  Contamination" shall mean
the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around Hyalozyme's or Global Yacht's facilities, as applicable, at levels or concentration which trigger any requirement under the Environmental Laws to remove, remediate, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by Hyalozyme or Global Yacht, as applicable.

                            (v)   "Business   Location"   shall  mean  any  real
property, building, facility or structure owned, leased or occupied by Hyalozyme or Global Yacht, as applicable, at any time from its inception until the present.

                  (b) Representations and Warranties. Based on the foregoing, Hyalozyme represents and warrants that:

                            (i)  To  the  knowledge  of  Hyalozyme,   after  due
investigation, there has been no material failure by Hyalozyme to comply with all applicable requirements of Environmental Laws relating to Hyalozyme, Hyalozyme's operations, and Hyalozyme's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and Hyalozyme is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

                            (ii)  Hyalozyme  has not  received  notice  from any
Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

                            (iii)  Except as provided in Schedule  2.17,  to the
knowledge of Hyalozyme, after due investigation, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of Hyalozyme's business.

                            (iv) No Hazardous  Materials  are now located at the
Business Location, and, to the knowledge of Hyalozyme, after due investigation, Hyalozyme has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of Hyalozyme's business.

                            (v) Hyalozyme has not received any notices,  whether
from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by Hyalozyme in the conduct of its business nor is Hyalozyme aware of any circumstances that would give rise to an allegation of such contamination.

                            (vi)  To  the  knowledge  of  Hyalozyme,  after  due
investigation, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by Hyalozyme in the operation of its business. To the knowledge of Hyalozyme, after due investigation, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

         2.18 Litigation and Governmental Enforcement. To the knowledge of Hyalozyme, neither it nor any of its affiliates, officers, directors or shareholders owning 5% or over of its capital stock is a party to any action, suit, arbitration, legal or administrative proceeding or investigation pending or threatened against it by any federal, state, municipal or governmental body, including, but not limited to, the SEC nor any they acting on behalf of such governmental bodies. To the knowledge of Hyalozyme, neither Hyalozyme nor any of its affiliates, officers, directors or shareholders owning 5% or over of each entities capital stock have ever been fined, sanctioned, disciplined or imprisoned for any securities violation. There is no judgment, order, writ, injunction or decree of any court, governmental agency, tribunal or other governmental or regulatory authority as to which any of the assets, properties or business of Hyalozyme or any of its affiliates, officers, directors or shareholders owning 5% or over of its capital stock is subject, and Hyalozyme knows of no basis for such actions, suits, proceedings or investigations. Hyalozyme agrees to immediately provide Global Yacht with written notification of any inquiry by any of the aforementioned regulatory bodies should they receive notice of same prior to the Effective Time.

         2.19 Employees. Hyalozyme has twelve employees. Hyalozyme owes no compensation of any kind, deferred or otherwise, to any current or previous employees. Hyalozyme has no written or oral employment agreements with any officer or director of Hyalozyme. Hyalozyme is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by Hyalozyme to any stockholder, officer, director or employee of Hyalozyme, nor are there any loans or debts payable or owing by any of such persons to Hyalozyme or any guarantees by Hyalozyme of any loan or obligation of any nature to which any such person is a party.

         2.20 Employee Benefit Plans. Neither Hyalozyme has any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Hyalozyme.

         2.21 Legal Compliance. To the knowledge of Hyalozyme no claim has been filed against Hyalozyme alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Hyalozyme holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

         2.22 No Subsidiaries. Hyalozyme does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

         2.23 Broker's Fees. Neither Hyalozyme, nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         2.24 Affiliate Transactions. Except as disclosed in Schedule 2.24, (a) no officer or director of Hyalozyme has any significant interest in any entity that is engaged in a business which is in competition with the business of Hyalozyme and (b) no officer or director of Hyalozyme is a supplier to, or a customer of Hyalozyme, or is a party to any contract.

         2.25 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Hyalozyme to arise, between the accountants and lawyers formerly or presently employed by Hyalozyme and Hyalozyme is current with respect to any fees owed to its accountants and lawyers.

         2.26 Securities Law Compliance. Hyalozyme has, on a timely basis, made any and all appropriate filings required by any applicable SEC rules and regulations and state securities laws ("Blue Sky Laws") in any jurisdiction where Hyalozyme has offered, sold or distributed shares of its common stock, and Hyalozyme represents and warrants that:

         (a) All issued and outstanding shares of Hyalozyme's stock have been offered, sold or otherwise distributed in a manner compliant with any and all applicable SEC regulations or state securities laws, and that Hyalozyme shall, upon request, be required to furnish in writing to Global Yacht all information within Hyalozyme's possession or knowledge required by the applicable rules and regulations of the SEC and by any applicable state securities laws concerning the method of sale, distribution or other disposition of Hyalozyme common stock to its shareholders, including but not limited to the identity of, and compensation to be paid to, any proposed underwriter(s) that may have been employed or utilized in connection therewith; and

         (b) To the knowledge of Hyalozyme, there is no order preventing or suspending the sale or trading of the securities of Hyalozyme that has been issued by the Securities and Exchange Commission or any similar regulatory agency and Hyalozyme is not aware of any justification for such an order to be issued.

         2.27 Insurance. Except as provided in Schedule 2.27, Hyalozyme has no insurance policies in effect

         2.28 Disclosure. The representations and warranties and statements of fact made by Hyalozyme in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                          OF THE HYALOZYME SHAREHOLDERS

         Each of the Hyalozyme Shareholders hereby represents and warrants, individually as to himself, to Global Yacht and Merger Sub as follows:

         3.1 Restricted Securities. Each Stockholder acknowledges that the Global Yacht Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the

Global Yacht Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Global Yacht Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each of the Stockholders is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.2 Accredited Investor. Each Stockholder is an "Accredited Investor" as that term is defined in rule 501 of Regulation D promulgated under the Securities Act. Each Stockholder is able to bear the economic risk of acquiring the Global Yacht Shares pursuant to the terms of this Agreement, including a complete loss of such Stockholder's investment in the Global Yacht Shares.

         3.3 Legend. Each Stockholder acknowledges that the certificate(s) representing the Global Yacht Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
           GLOBAL YACHT, MERGER SUB AND THE GLOBAL YACHT STOCKHOLDERS

         Except as set forth under the corresponding section of the disclosure schedule delivered to Hyalozyme and the Hyalozyme Shareholders concurrently herewith (the "Disclosure Schedule"), which Disclosure Schedule shall be deemed a part hereof, Global Yacht, Merger Sub and the Global Yacht Stockholders to their Knowledge (for purposes of this Article 4, the Global Yacht Stockholders will be deemed to have "Knowledge" of a particular fact or other matter if they had a duty to investigate such matter and, upon investigation, should have been aware of such fact or other matter only after investigation thereof. The Global Yacht Stockholders will be not be deemed to have "Knowledge" of a particular fact or other matter merely because those individual is serving, or has at any time served, as a director or officer.) hereby, jointly and severally, represent and warrant to Hyalozyme and the Hyalozyme Shareholders as follows:

         4.1 Organization. Each of Global Yacht and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization. Global Yacht's authorized capital stock consists of 50,000,000 shares of capital stock, all of which are designated as Common Stock, of which no more than 3,900,000 shares at the Closing will be issued and outstanding. Prior to Closing, Global Yacht shall amend its

Articles of Incorporation to increase the authorized capital stock to 100,000,000 shares. All issued and outstanding shares of capital stock of Global Yacht and Merger Sub are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the Global Yacht Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Global Yacht or Merger Sub is a party or which are binding upon Global Yacht or Merger Sub providing for the issuance by Global Yacht or Merger Sub or transfer by Global Yacht or Merger Sub of additional shares of Global Yacht's or Merger Sub's capital stock and neither Global Yacht nor Merger Sub has reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Global Yacht or Merger Sub. There are no voting trusts or any other agreements or understandings with respect to the voting of Global Yacht's or Merger Sub's capital stock.

         4.3 Certain Corporate Matters. Each of Global Yacht and Merger Sub is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of its properties or nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. Each of Global Yacht and Merger Sub has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Each of Global Yacht and Merger Sub has delivered to Hyalozyme true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and Boards of Directors of Global Yacht and Merger Sub previously furnished to Hyalozyme are complete and correct in all material respects. The stock records of Global Yacht and Merger Sub and the stockholder lists of Global Yacht and Merger Sub previously furnished to Hyalozyme are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Global Yacht's and Merger Sub's capital stock and any other outstanding securities issued by Global Yacht and Merger Sub. Neither Global Yacht nor Merger Sub is in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. Neither Global Yacht nor Merger Sub is in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject. Global Yacht has delivered to Hyalozyme and the Hyalozyme Shareholders a complete copy of Global Yacht's financial records and tax returns from Global Yacht's inception to the Closing Date.

         4.4 Authority Relative to this Agreement. Each of Global Yacht and Merger Sub has the requisite corporate power and authority to enter into this Agreement and carry out its/his obligations hereunder. The execution, delivery and performance of this Agreement by Global Yacht and Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Global Yacht and Merger Sub and no other actions on the part of Global Yacht or Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Global Yacht and Merger Sub and constitutes a valid and binding obligation of Global Yacht and Merger Sub enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and Blue Sky Laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Global Yacht or Merger Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Global Yacht or Merger Sub nor the consummation by Global Yacht or Merger Sub of the transactions contemplated hereby, nor compliance by Global Yacht or Merger Sub with any of the provisions hereof, will
(a) conflict with or result in any breach of any provisions of the charter or Bylaws of Global Yacht or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Global Yacht or Merger Sub is a party or by which it or any of its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Global Yacht or Merger Sub, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Global Yacht or Merger Sub taken as a whole.

         4.6 SEC Documents. Global Yacht has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Global Yacht was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Global Yacht included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Global Yacht as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on Global Yacht, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of Global Yacht as of September 30, 2003, including the notes thereto, neither Global Yacht nor Merger Sub has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

         4.7      Financial Statements.

                  (a)  Included in the SEC  Documents  are the  audited  balance sheets of Global Yacht as at December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2002, and the periods February 21, 2001 (inception) through December 31, 2001 and February 21, 2001 (inception) through December 31, 2002, together with the unqualified report thereon of Hall & Company CPAs, Inc., a Professional Accountancy Corporation ("Hall"), independent auditor (collectively, "Global Yacht's Audited Financials").

                  (b) Included in the SEC Documents are the unaudited consolidated balance sheets of Global Yacht as at September 30, 2003, and the related statements of operations and cash flows for the nine months ended September 30, 2003, as reviewed by Hall ("Global Yacht's Interim Financials"). The unaudited balance sheet at September 30, 2003 included in Global Yacht's Interim Financials is hereinafter referred to as the "Unaudited Balance Sheet" and September 30, 2003 is hereinafter referred to as the "Global Yacht Balance Sheet Date".

                  (c) Global Yacht's Audited Financials and Global Yacht's Interim Financials (collectively "Global Yacht's Financial Statements") are (i) in accordance with the books and records of Global Yacht, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Global Yacht as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on Global Yacht or Merger Sub, or their respective businesses, financial conditions or results of operations.

         4.8 Events Subsequent to Financial Statements. Since December 31, 2002, there has not been:

                  (a) any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Global Yacht;

                  (b) any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Global Yacht;

                  (c) except as contemplated by this Agreement, any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Global Yacht or any redemption, purchase or other acquisition of any such shares;

                  (d) any issuance of shares of capital stock or the granting, issuance or execution of any rights, warrants, options or commitments by the Global Yacht, as the case may be, relating to its authorized or issued capital stock, except with respect to Global Yacht's investment in Merger Sub and Global Yacht's forward split of its common stock, which is effective on December 5, 2003 and the action by written consent of shareholders in lieu of a meeting on or about January 28, 2004 to authorize increase the authorized number of shares of its common stock and ;

                  (e) any subjection to any lien on any of the assets, tangible or intangible, of Global Yacht;

                  (f) any incurrence of indebtedness or liability or assumption of obligations by Global Yacht or Merger Sub;

                  (g) any waiver or release by Global Yacht or Merger Sub of any right of any material value;

                  (h) any compensation or benefits paid to officers or directors of Global Yacht, except as to the redemption of those shares of common stock held by the Global Yacht Stockholders specified in Section 1.9 of this Agreement;

                  (i)  any  change  made  or   authorized  in  the  Articles  of
         Incorporation or Bylaws of Global Yacht;

                  (j) any loan to or other transaction with any officer, director or stockholder of Global Yacht giving rise to any claim or right of Global Yacht against any such person or of such person against Global Yacht; or

                  (k) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Global Yacht.

         4.9 Undisclosed Liabilities. Except as otherwise disclosed in Global Yacht's Financial Statements, neither Global Yacht nor Merger Sub has any material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

         4.10     Tax Matters.

                  (a) Global Yacht and Merger Sub have each duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

                  (b) Global Yacht and Merger Sub have each paid, or adequately reserved against in Global Yacht's Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

                  (c) To the knowledge of Global Yacht and Merger Sub, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of Global Yacht's or Merger Sub's tax returns;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from Global Yacht or Merger Sub; and

                  (e) neither Global Yacht nor Merger Sub has filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended.

         For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in Global Yacht's Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         4.11 Real Property. Neither Global Yacht nor Merger Sub owns or leases any real property.

         4.12 Books and Records. The corporate and financial books and records of Global Yacht and Merger Sub delivered to the Hyalozyme Shareholders prior to the Closing fully and fairly reflect the transactions to which Global Yacht is a party or by which it or its properties are bound.

         4.13 Questionable Payments. Neither Global Yacht nor Merger Sub, or any of their respective employees, agents or representatives has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Global Yacht's or Merger Sub's funds or made any payments from Global Yacht's or Merger Sub's funds to governmental officials for improper purposes or made any illegal payments from Global Yacht's or Merger Sub's funds to obtain or retain business.

         4.14 Environmental Matters. Global Yacht represents and warrants that:

              (i) To the knowledge of Global Yacht and the Global Yacht Stockholders, after due investigation, there has been no material failure by Global Yacht to comply with all applicable requirements of Environmental Laws relating to Global Yacht, Global Yacht's operations, and Global Yacht's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and Global Yacht is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

              (ii) Global Yacht has not received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

              (iii) To the knowledge of Global Yacht and the Global Yacht Stockholders, after due investigation, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of

Global Yacht's business.

              (iv) No Hazardous Materials are now located at the Business Location, and, to the knowledge of Global Yacht and the Global Yacht
Stockholders, after due investigation, Global Yacht has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of Global Yacht's business.

              (v) Global Yacht has not received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by Global Yacht in the conduct of its business nor are Global Yacht or the Global Yacht Stockholders aware of any circumstances that would give rise to an allegation of such contamination.

              (vi) To the knowledge of Global Yacht and the Global Yacht Stockholders, after due investigation, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by Global Yacht in the operation of its business. To the knowledge of Global Yacht and the Global Yacht Stockholders, after due investigation, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

         4.15 Intellectual Property. Other than listed on Schedule 4.15, neither Global Yacht nor Merger Sub owns or uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Neither Global Yacht nor Merger Sub has any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Global Yacht or Merger Sub infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         4.16 Insurance. Neither Global Yacht nor Merger Sub has any insurance policies in effect.

         4.17 Contracts. Neither Global Yacht nor Merger Sub has any material contracts, leases, arrangements or commitments (whether oral or written). Neither Global Yacht nor Merger Sub is a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

         4.18 Litigation. Neither Global Yacht nor Merger Sub is subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Global Yacht or Merger Sub. Neither Global Yacht nor Merger Sub is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Global Yacht or Merger Sub, and neither Global Yacht nor Merger Sub knows of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Global Yacht or Merger Sub or to which Global Yacht or Merger Sub is a party.

         4.19 Employees. Neither Global Yacht nor Merger Sub has any employees. Neither Global Yacht nor Merger Sub owes any compensation of any kind, deferred or otherwise, to any current or previous employees. Neither Global Yacht nor Merger Sub has any written or oral employment agreements with any officer or director of Global Yacht or Merger Sub. Neither Global Yacht nor Merger Sub is a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by Global Yacht or Merger Sub to any stockholder, officer, director or employee of Global Yacht or Merger Sub, nor are there any loans or debts payable or owing by any of such persons to Global Yacht or Merger Sub or any guarantees by Global Yacht or Merger Sub of any loan or obligation of any nature to which any such person is a party.

         4.20 Employee Benefit Plans. Neither Global Yacht nor Merger Sub has any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Global Yacht or Merger Sub.

         4.21 Legal Compliance. To the knowledge of Global Yacht and Merger Sub, after due investigation, no claim has been filed against Global Yacht or Merger Sub alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Global Yacht and Merger Sub each holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

         4.22 Subsidiaries. Except for all of the issued and outstanding shares of capital stock of Merger Sub and Global Yacht Services (BVI) Limited , Global Yacht does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization. Global Yacht owns all of the capital stock or other equity interests of Merger Sub free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions.

         4.23 Broker's Fees. Neither Global Yacht nor Merger Sub, nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         4.24 Registration Rights. Global Yacht has not granted or agreed to grant to any person or entity any rights (including "piggy back" registration rights) to have any securities of Global Yacht registered with the Securities and Exchange Commission or any other governmental authority that have not been satisfied.

         4.25 Listing and Maintenance Requirements. Global Yacht has not, in the 12 months preceding the date hereof, received notice from the trading market or stock quotation system on which Global Yacht's Common Stock is listed or quoted to the effect that Global Yacht is not in compliance with the listing or maintenance requirements of such trading market or stock quotation system. Global Yacht is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

         4.26 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Global Yacht to arise, between the accountants and lawyers formerly or presently employed by Global Yacht and Global Yacht is current with respect to any fees owed to its accountants and lawyers.

         4.27 Disclosure. The representations and warranties and statements of fact made by Global Yacht and Merger Sub in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 5
                     COVENANTS AND AGREEMENTS OF THE PARTIES
                           EFFECTIVE PRIOR TO CLOSING

         5.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Hyalozyme, Global Yacht and Merger Sub as each party may request. In order that each party may have the full opportunity to do so, Hyalozyme, the Hyalozyme Shareholders, Global Yacht, Merger Sub and the Global Yacht Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Hyalozyme, Global Yacht or Merger Sub as each party or its representatives may reasonably request and cause Hyalozyme, Global Yacht or Merger Sub and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party and/or its representatives upon request.

         5.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Merger and
(ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

         5.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Hyalozyme and the Hyalozyme Shareholders on the one hand and Global Yacht and Merger Sub on the other hand. Without the prior written consent of Hyalozyme, the Hyalozyme Shareholders, Global Yacht or Merger Sub, as the case may be, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               5.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of Hyalozyme, Global Yacht or Merger Sub.

               5.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party's representations or warranties herein.

               5.5 Continuation of Insurance Coverage. From the date hereof to the Closing, each party hereto shall keep in full force and effect insurance coverage for its assets and operations comparable in amount and scope to the coverage now maintained covering its assets and operations.

              5.6 Hyalozyme Audited Financial Statements.

                  (a) Prior to the Effective Time, Hyalozyme will provide its audited balance sheets as at December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2003 and 2002, together with the unqualified report thereon of Cacciamatta Accountancy Corporation, a Professional Accountancy Corporation, independent auditor (collectively, "Hyalozyme's Audited Financials").

                  (b) Hyalozyme's Audited Financials are (i) in accordance with the books and records of Hyalozyme, (ii) correct and complete, (iii) fairly present the financial position and results of operations of Hyalozyme as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.1   Conditions  to   Obligations   of  Hyalozyme  and  the  Hyalozyme
Shareholders. The obligations of Hyalozyme and the Hyalozyme Shareholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. At the Closing, Global Yacht and/or the Global Yacht Stockholders shall have delivered or caused to be delivered to Hyalozyme and the Hyalozyme Shareholders the following:

                           (i)   resolutions   duly  adopted  by  the  Board  of
                  Directors of each of Global Yacht and Merger Sub, and authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

                           (ii) a  certificate  of  good  standing  for  each of
                  Global Yacht and Merger Sub from the Secretary of State of the State of Nevada, dated not earlier than three days prior to the Closing Date;

                           (iii) subject to compliance with Section 14(f) of the
                  Exchange Act and Rule 14f-1 thereunder, written resignations of all officers and directors of Global Yacht in office immediately prior to the Closing, and board resolutions electing the following individuals to the positions with Global Yacht listed opposite their names below:

                  Jonathan Lim..........................CEO, President, Director
                  David Ramsay...............................................CFO
                  Ira Lechner...........................................Director
                  Gregory Frost.........................................Director
                  Edward Mercaldo.......................................Director
                  John S. Patton........................................Director

                           (iv) certificates representing the Global Yacht Shares bearing the names of the Hyalozyme Shareholders as well as the Global Yacht Warrants and Global Yacht Options that shall be issued as provided on Schedule 1.4 attached hereto;

                            (v) evidence of cancellation of 4,296,375 of the total number of shares held by certain stockholders of Global Yacht;

                           (vi) such other documents as Hyalozyme may reasonably
                  request in connection with the transactions contemplated hereby.

                  (b) Representations and Warranties to be True. The representations and warranties of Global Yacht and Merger Sub herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Global Yacht and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c) Spinoff. Global Yacht shall have spun off its wholly owned subsidiary, Global Yacht Services (BVI) Limited ("Global Yacht - BVI") and shall have contributed all of the tangible assets and intellectual property rights of Global Yacht to the Global Yacht Stockholders and the Global Yacht Stockholders shall have assumed substantially all the liabilities of Global Yacht, except for up to $100,000 of liabilities of any kind whatsoever (the "Global Yacht Liabilities") will be completed on or before the Effective Time (the "Spinoff"). The amount of liabilities of any kind whatsoever remaining in Global Yacht after the Spinoff will not exceed the Global Yacht Liabilities. The Spinoff will be effected in compliance with all applicable laws, including without limitation the applicable provisions of the NRS and any other applicable state and national laws. The consummation of the Spinoff will not require any consent, release, waiver or approval that would adversely affect Global Yacht. The consummation of the Spinoff will not give rise to or trigger the application of any right of any third party that has not been waived by such party in a writing signed by it. The consummation of the Spinoff will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of the Global Yacht, (b) any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement, contract or other instrument or obligation (whether oral or in writing) to which Global Yacht is or was a party or by which Global Yacht is or was bound, or (c) any federal, state, local or foreign statute, law, concession, grant, franchise, permit or other governmental authorization or approval applicable to Global Yacht or Global Yacht - BVI.

                  (d) Amendment of Articles of Incorporation. Global Yacht shall have amended its Articles of Incorporation to: (i) increase the authorized number of shares of Common Stock to 100,000,000 and (ii) authorize 20,000,000 shares of preferred stock, upon which the Board of Directors may set the preferences and designations without shareholder approval.

         6.2 Conditions to Obligations of Global Yacht and the Global Yacht Stockholders. The obligations of Global Yacht, Merger Sub and the Global Yacht Stockholders under this Agreement shall be subject to each of the following conditions:

                  (a) Closing Deliveries. On the Closing Date, Hyalozyme and/or the Hyalozyme Shareholders shall have delivered to Global Yacht the following:

                  (i) one or more certificates representing all of the issued and outstanding shares of capital stock of Hyalozyme duly endorsed or accompanied by duly executed stock power(s);

                  (ii) evidence of completion of financing wherein up to $7,112,142 will have been raised; and

                  (iii) such  other  documents  as Global  Yacht may  reasonably request in connection with the transactions contemplated hereby.

                  (b)   Representations   and   Warranties   to  be  True.   The
representations and warranties of Hyalozyme and the Hyalozyme Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Hyalozyme and the Hyalozyme Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c) Director Questionnaires. Each of the individuals listed as directors in Section 6.1(a)(iii) shall have submitted to Global Yacht's legal counsel, no later than 15 calendar days prior to the Closing Date, a written response to the director questionnaire previously delivered to Hyalozyme, and upon receipt of all such responses Global Yacht's legal counsel shall prepare and file with the SEC at least 10 calendar days prior to the Closing Date an Information Statement Notice of Change In Control and of a Majority of Directors pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Hyalozyme Shareholders and Hyalozyme shall have the opportunity to review and provide comments to such Information Statement prior to its filing with the SEC.

                                    ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

         7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Hyalozyme's shareholders and Global Yacht's stockholders, by mutual written consent of the Hyalozyme and Global Yacht by action of their respective boards of directors.

         7.2 Termination by either Global Yacht or Hyalozyme. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Global Yacht or Hyalozyme if:

                  (a) the Merger shall not have been consummated by [May 31], 2004, whether such date is before or after the date of approval of the Merger by Hyalozyme's shareholders and Global Yacht's stockholders (the "Termination Date");

                  (b) any law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by Hyalozyme's shareholders and Global Yacht's stockholders); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated; or

         7.3 Termination by Hyalozyme. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Hyalozyme's shareholders and Global Yacht's stockholders by action of

Hyalozyme's board of directors, if:

                  (a) (i) any of Global Yacht's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied, or (ii) if (A) any of Global Yacht's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied and (B) such inaccuracy has not been cured by Global Yacht within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) Global Yacht's representation and warranties with respect to its capitalization are inaccurate such that there are shares or rights to obtain shares outstanding in addition to those initially disclosed;

                  (b) Hyalozyme's due diligence examination of Global Yacht and its assets and business reveals information that varies materially or adversely from the understandings upon which Hyalozyme agreed to proceed with the transactions contemplated by this Agreement, as determined by Hyalozyme in its reasonable discretion;

                  (c) since the date of this Agreement, Global Yacht shall have suffered any material adverse effect on its financial condition, results of operations or business.

         7.4 Termination by Global Yacht. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by Hyalozyme's shareholders and Global Yacht's stockholders, by action of the Board of Directors of Global Yacht, if:

                  (a) (i) any of Hyalozyme's representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.2 would not be satisfied, or (ii) if (A) any of Hyalozyme's representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2 would not be satisfied and (B) such inaccuracy has not been cured by Hyalozyme within ten business days after its receipt of written notice thereof and remains uncured at the time notice of termination is given;

                  (b) if, since the date of this Agreement, there shall have occurred any material adverse effect on the financial condition, results of operations or business of Hyalozyme.

         7.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Name Change. The parties agree to take whatever actions that are necessary to change the name of Global Yacht to "Halozyme Therapeutics, Inc." as of or as soon as possible after the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

         8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         8.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         8.5 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         8.6 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

         8.7 Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, U.S.A. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the County or San Diego, California and each party hereby waives any right to object to the convenience of such venue.

         8.8 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

         8.9 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         8.10 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         8.11 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         8.12 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers; provided, however, that the Global Yacht Liabilities may include legal fees related to the transactions contemplated by this Agreement.

         8.13 Schedules. If there is any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         8.14 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

         8.15. Incorporation of Exhibits and Schedules. The exhibits, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.


                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.

DeliaTroph Pharmaceuticals, Inc.,

By: /s/ Jonathan Lim
    --------------------------------
Name:  Jonathan Lim
Title: President and Chief Executive
       Officer

Address:

HYALOZYME SHAREHOLDERS:

/s/ Jonathan Lim
------------------------------------

/s/ Gregory Frost
------------------------------------

/s/ Ira M. Lechner
------------------------------------




                       [SIGNATURES CONTINUE ON NEXT PAGE]

                             [SIGNATURE PAGE TWO OF
                          AGREEMENT AND PLAN OF MERGER]


         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first written above.


GLOBAL YACHT SERVICES, INC.

By: /s/ Mitch Keeler
    --------------------------------
Name:   Mitch Keeler
Title:  President

7710 Hazard Centre Dr.
Suite E-415
San Diego, CA 92108


GLOBAL YACHT SERVICES, INC. STOCKHOLDERS

/s/ Mitch Keeler
------------------------------------
MITCH KEELER

/s/ Melissa Day
------------------------------------
MELISSA DAY


HYALOZYME ACQUISITION CORP.

By: /s/ Mitch Keeler
    --------------------------------
Name:   Mitch Keeler
Title:  President

7710 Hazard Centre Dr.
Suite E-415
San Diego, CA 92108

                                   EXHIBIT B-1

Dean Heller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1)       Name and jurisdiction of organization of each constituent entity (NRS
         92A.200).


              Global Yacht Services, Inc.               Nevada                  Corporation
              Name of parent of merging entity          Jurisdiction            Entity type

              Hyalozyme Acquisition Corporation         Nevada                  Corporation
              Name of merging entity                    Jurisdiction            Entity type
              and,

              DeliaTroph Pharmaceuticals, Inc.          California              Corporation
              Name of surviving entity                  Jurisdiction            Entity type


2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

              Attn:        Jonathan E. Lim, MD
              c/o:         Halozyme Therapeutics, Inc.
                           11588 Sorrento Valley Road S17
                           San Diego CA 92121

3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

4)       Owners approval (NRS 92A.200)

              (a) Owner's approval was not required from: Not Applicable.

              (b) The plan was approved by the required consent of the owners of:

                  Global Yacht Services, Inc.
                  Name of parent of merging entity

                  Hyalozyme Acquisition Corporation
                  Name of merging entity

                  and,

                  DeliaTroph Pharmaceuticals, Inc.
                  Name of surviving entity

5) Amendments, if any, to the articles or certificates of the surviving entity. Provide article numbers if available. (NRS 92A.200): Not Applicable.

6)       Location of the plan of merger:

              [ ] (a) The entire plan of merger is attached;

                  or,

              |X| (b) The entire plan of merger is on file at the registered office of the surviving corporation, or other place of business of the surviving entity.

7)       Effective date: (optional):_______________________

           [The remainder of this page is left blank intentionally.]

8) Signatures- Must be signed by: an officer of each Nevada corporation (NRS 92A.230)*

              Global Yacht Services, Inc.

              Name of parent of merging entity


                                   President
              ------------------------------------------------------------------
              Signature             Title                     Date


              Hyalozyme Acquisition Corporation
              Name of merging entity

                                   President
              ------------------------------------------------------------------
              Signature             Title                     Date


              DeliaTroph Pharmaceuticals, Inc.
              Name of surviving entity

                                   President
              ------------------------------------------------------------------
              Signature             Title                     Date


                                   Secretary
              ------------------------------------------------------------------
              Signature             Title                     Date



______________________
* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it.

                                   EXHIBIT B-2

                               AGREEMENT OF MERGER
                            A CALIFORNIA CORPORATION

         THIS AGREEMENT OF MERGER (this "Agreement"), is made and entered into as of ______ ___, 2004, by and among Global Yacht Services, Inc., a Nevada corporation (the "Parent"), DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc., a California corporation (the "Company"), and Hyalozyme Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("Sub" and, together with the Company, the "Constituent Corporations").

                                    RECITALS

         A. Parent, the Company and Sub have entered into that certain Agreement and Plan of Merger dated January 28, 2004 (the "Reorganization Agreement"), providing for, among other things, the execution and filing of this Agreement and the merger of Sub with and into the Company upon the terms set forth in the Reorganization Agreement and this Agreement (the "Merger").

         B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Sub be merged with and into the Company and, in accordance therewith, have approved the Reorganization Agreement, this Agreement and the Merger.

         C. The Reorganization Agreement, this Agreement and the Merger have been approved by the shareholders of the Company and by the sole stockholder of Sub.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, each of the Constituent Corporations hereby agrees that Sub shall be merged with and into the Company in accordance with this Agreement and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                   ARTICLE I

                          THE CONSTITUENT CORPORATIONS

         1.1 The Company. The Company is a corporation duly organized and existing under the laws of the State of California. The total number of shares that the Company is authorized to issue is 75,000,000 shares, 60,000,000 of which shall be Common Stock and 15,000,000 of which shall be Preferred Stock. Of the authorized shares of Common Stock, 34,999,701 are issued and outstanding as of the date hereof. Of the authorized shares of Preferred Stock, which no shares are issued and outstanding as of the date hereof: (i) 4,816,000 shares are designated Series A Preferred Stock; (ii) 3,473,343 shares are designated Series B Preferred Stock; and (iii) 2,367,394 shares are designated of Series C Preferred Stock. The Company was incorporated under the laws of the State of California on February 26, 1998.

         1.2 Sub. Sub is a corporation duly organized and existing under the laws of the State of Nevada with an authorized capital of 50,000,000 shares of common stock. As of the date of this Agreement, 1000 shares of common stock of Sub are issued and outstanding and held by Parent. Sub was incorporated under the laws of the State of Nevada on January 7, 2004.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. At the Effective Time (as defined in Section 2.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of California (the "California Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

         2.2 Filing and Effectiveness. This Agreement, together with the officer certificates of each of the Constituent Corporations required by California Law (together, the "Officer Certificates"), shall be filed with the Secretary of State of the State of California. The Merger shall become effective, in accordance with California Law, upon the filing of this Agreement and the Officer Certificates with the Secretary of State of the State of California (the "Effective Time").

         2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 Articles of Incorporation. Effective immediately following the Merger, the Articles of Incorporation of Surviving Corporation are amended and restated to read as attached hereto as Exhibit A.

         2.5 Directors and Officers.

             (a) The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to serve as a director of the Surviving Corporation in accordance with the provisions of the California Law and the articles of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected and qualified.

             (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

         2.6 Effect of Merger on the Capital Stock of the Constituent Corporations.

             (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:


                 "CGCL" shall mean the California General Corporation Law.

                 "Closing" shall mean the consummation of the transactions contemplated by the Reorganization Agreement.

                 "Closing Date" shall mean the date of Closing.

                 "Company Common Stock" shall mean shares of common stock of the Company.

                 "Outstanding Company Common Stock" shall mean shares of Company Common Stock outstanding at the Effective Time.

                 "Parent Common Stock" shall mean shares of Common Stock of the Parent, $0.001 par value per share.

                 "Shareholder" shall mean each holder of any shares of Outstanding Company Common Stock immediately prior to Closing.

                 Capitalized terms used herein but not defined shall have the respective meanings ascribed to such terms in the Reorganization Agreement.

             (b) Effect on Outstanding Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or any of the Shareholders, each share of Outstanding Company Common Stock shall be converted into the right to receive one share of Parent Common Stock. No fractional shares of Parent Common Stock will be issued.

             (c) Capital Stock of Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or the Company, each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Company Common Stock.

                                  ARTICLE III

                                  MISCELLANEOUS

         3.1 Termination by Mutual Agreement. Notwithstanding the approval of this Agreement by the shareholders of Sub and the Company, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the board of directors of the Sub and the Company.

         3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

         3.3 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the State of California.





           [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  HYALOZYME ACQUISITION CORPORATION


                                  ----------------------------------------------
                                  Mitch Keeler
                                  President and Secretary

                                  DELIATROPH PHARMACEUTICALS, INC.
                                  DBA HYALOZYME THERAPEUTICS, INC.


                                  ----------------------------------------------
                                  Jonathan Lim
                                  President


                                  ----------------------------------------------
                                  David Ramsay
                                  Secretary

                                  GLOBAL YACHT SERVICES, INC.


                                  ----------------------------------------------
                                  Mitch Keeler
                                  President


                                  ----------------------------------------------
                                  Melissa Day
                                  Secretary


                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                                    Exhibit A

                            ARTICLES OF INCORPORATION

                                       OF

                          _______________________, INC.


                                        I

         The name of the Corporation is ______________, Inc.


                                       II

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The Corporation is authorized to issue one class of shares of stock to be designated no par value Common Stock. The total number of shares of Common Stock that the Corporation is authorized to issue is 100.

                                       IV

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law, as such law exists from time to time.

                                        V

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

                                       IV

         The Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under provisions of the California Corporations Code. The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this Article void if any policy issued by such company is limited to the extent required by applicable California law.

         DATED: March __, 2004


                                  ----------------------------------------------
                                  Jonathan E. Lim, MD, President


                                  ----------------------------------------------
                                  David A. Ramsay, Secretary

                        DELIATROPH PHARMACEUTICALS, INC.

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

         The undersigned, Jonathan E. Lim, President, and David A. Ramsay, Secretary, hereby certify that:

         1. They are the President and Secretary, respectively, of DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc., a California corporation (the "Company").

         2. The principal terms of the Agreement of Merger in the form attached to this Certificate (the "Merger Agreement") providing for the merger (the "Merger") of Hyalozyme Acquisition Corporation, a California corporation, with and into the Company were duly approved by the Board of Directors and shareholders of the Company.


         3. The total number of shares that the Company is authorized to issue is 75,000,000 shares, 60,000,000 of which shall be Common Stock and 15,000,000 of which shall be Preferred Stock. The authorized capital stock of the Company consists of: (i) 4,816,000 shares of Series A Preferred Stock, (iii) 3,473,343 shares of Series B Preferred Stock, and (iii) 2,367,394 shares of Series C Preferred Stock. There were no shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding. There were 34,999,701 shares of Common Stock of the Company issued and outstanding as of February 17, 2004, 18,320,094 shares of which were entitled to vote upon the Merger. The votes of more than fifty percent (50%) of the outstanding shares of Common Stock, voting together as a single class, were required to approve the Merger and the principal terms of the Merger Agreement.

         4. The principal terms of the Merger Agreement were approved by the consent of the holders of a majority of the outstanding shares of Common Stock voting together as a single class, which votes exceeded the votes required.

         Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.


Date:  March ___, 2004


                                  ----------------------------------------------
                                  Jonathan Lim
                                  President


                                  ----------------------------------------------
                                  David Ramsay
                                  Secretary

                        HYALOZYME ACQUISITION CORPORATION

                   OFFICER'S CERTIFICATE OF APPROVAL OF MERGER


         The undersigned, Mitch Keeler, President and Secretary, hereby certifies that:

         1. He is the President and Secretary of Hyalozyme Acquisition Corporation, a Nevada corporation ("Sub") and wholly-owned subsidiary of Global Yacht Services, Inc., a Nevada corporation ("Parent").

         2. The principal terms of the Agreement of Merger in the form attached to this Certificate (the "Merger Agreement") providing for the merger (the "Merger") of Sub with and into DeliaTroph Pharmaceuticals, Inc. dba Hyalozyme Therapeutics, Inc., a California corporation, were duly approved by the Board of Directors and by the sole shareholder of Sub.

         3. The authorized capital stock of Sub consists of 50,000,000 shares of Common Stock. There were 1000 shares of Common Stock of Sub issued and outstanding, all of which were entitled to vote upon the Merger. A vote of more than 50% of the outstanding shares of Common Stock of Sub was required to approve the Merger.

         4. The principal terms of the Merger Agreement were approved by the consent of Sub's sole shareholder, holding one hundred percent (100%) of the Company's issued and outstanding shares, which vote exceeded the vote required.

         5. The approval of the outstanding shares of Parent was not required to approve the Merger; however, approval by a majority of the shareholders of Parent was obtained.

         The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Date:  March ___, 2004


                                  ----------------------------------------------
                                  Mitch Keeler
                                  President and Secretary

                                   EXHIBIT C

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           GLOBAL YACHT SERVICES, INC.

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

FIRST:    The name of the corporation is Global Yacht Services, Inc.

SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the 22nd day of February, 2001 and were amended by a Certificate of Amendment filed on June 6, 2001.

THIRD:    The name and address of the original incorporator is as follows:

           Sara A. Zaro
           51 Jeanell Dr. Suite 3
           Carson City, Nevada 89703

FOURTH: The board of directors at a meeting duly convened and held on the ____ day of ______, 2004, adopted a resolution to amend and restate the original Articles as follows:


                                    ARTICLE I

     The name of the corporation is Halozyme Therapeutics, Inc. (the "Corporation").

                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada General Corporation Law.

                                   ARTICLE III

     The Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, with a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is Twenty Million (20,000,000) shares, with a par value of $0.001 per share.

     The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Board is expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding ) the number of shares of any series prior to or subsequent to the issue of shares in that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

     The number of Directors constituting the Board of Directors shall be five
(5). Such Directors shall so serve until the successor(s) thereto are elected and qualified pursuant to the Bylaws of the Corporation.


     The name and address of each member of the Board of Directors is:

     1.Jonathan Lim    11588 Sorrento Valley Road, Suite 17, San Diego, CA 92121

     2.Ira Lechner     11588 Sorrento Valley Road, Suite 17, San Diego, CA 92121

     3.Gregory Frost   11588 Sorrento Valley Road, Suite 17, San Diego, CA 92121

     4.Edward Mercaldo 11588 Sorrento Valley Road, Suite 17, San Diego, CA 92121

     5.John S. Patton  11588 Sorrento Valley Road, Suite 17, San Diego, CA 92121

                                    ARTICLE V

     No director or officer of the Corporation shall have any personal liability to the Corporation or its shareholders for damages resulting from breach of fiduciary duty by said director or officer unless such damages result from: (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada General Corporation Law Chapter 78.300.

     No amendment or repeal of this Article V applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the officer or director occurring prior to the amendment or repeal, except as otherwise required by law.

                                   ARTICLE VI

     In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Nevada General Corporation Law Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized:

1.         To make, amend, alter, or repeal the Bylaws of the Corporation:

2. To adopt from time to time bylaw provisions with respect to indemnification of directors, officers, employees, agents, and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law; and

3. To fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nevada General Corporation Law Chapter 78.195, unless otherwise provided herein.

                                   ARTICLE VII

     The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of this Corporation.

                                  ARTICLE VIII

     This Corporation is to have perpetual existence.

                                   ARTICLE IX

     No shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable

                                      * * *

FIFTH: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is __________; that the above changes and amendment has been consented to an approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

SIXTH: Mitch Keeler is the president of Global Yacht Services, Inc. and Melissa Day is the secretary of the corporation; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the board of directors duly called and that such meeting was held on the ____ day of _____, 2004 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

Date:  _____________ ___, 2004

                               GLOBAL YACHT SERVICES, INC.



                               By:
                                  ----------------------------
                                    Mitch Keeler, President

                                               and

                               -------------------------------
                                    Melissa Day, Secretary

                                    EXHIBIT D

        NEVADA DISSENTERS' RIGHTS STATUTE -- RIGHTS OF DISSENTING OWNERS

NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370       RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

                           (1) If approval by the stockholders is required for
the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

                           (2) If the domestic corporation is a subsidiary and
is merged with its parent pursuant to NRS 92A.180.

                  (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

                  (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

                  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                           (1) Cash, owner's interests or owner's interests and
cash in lieu of fractional owner's interests of:

                                    (I) The surviving or acquiring entity; or

                                    (II) Any other entity which, at the
effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                           (2) A combination of cash and owner's interests of
the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                  (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                  (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410       NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420       PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

                  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                  (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

         1. A stockholder to whom a dissenter's notice is sent must:

                  (a) Demand payment;

                  (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                  (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460  PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

                  (a) Of the county where the corporation's registered office is located; or

                  (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

                  (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

                  (b) A statement of the subject corporation's estimate of the fair value of the shares;

                  (c) An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                  (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

                  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                  (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                   EXHIBIT E


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB





[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 For the fiscal year ended December 31, 2002
                                          -----------------

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934 For the transition period from           to
                                                       ----------    ----------.

Commission File Number: 000-49616

                           Global Yacht Services, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0488686
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

7710 Hazard Center Drive, Suite E-415, San Diego, California             92108
------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  619.990.0976
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Act:


 Title of each class registered:      Name of each exchange on which registered:
 -------------------------------      -----------------------------------------

               None                                          None
               ----                                          ----
Securities registered under Section 12(g) of the Act:

                   Common Stock, Par Value $.001
                   -----------------------------
                          (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

State issuer's revenues for its most recent fiscal year. $87,769.

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.) As of March 28, 2003, approximately $228,068.

As of March 28, 2003, there were 1,917,277 shares of the issuer's $.001 par value common stock issued and outstanding.

Documents incorporated by reference. There are no annual reports to security holders, proxy information statements, or any prospectus filed pursuant to Rule 424 of the Securities Act of 1933 incorporated herein by reference.

Transitional Small Business Disclosure format (check one):

                         [ ]  Yes          [ ]  No

                                     PART I

Item 1. Description of Business.
--------------------------------

Our Background.  We were incorporated in Nevada on February 21, 2001.

Our Business. We provide a broad range of yacht services in the global marketplace. Our services include yacht rental and charter, yacht sales and yacht services, such as the provision of captain, crew, supplies, maintenance, delivery as well as full-scale contracted care of yachts. Our president, Mitch Keeler, is an experienced captain and possesses a captain certification from the U.S. Coast Guard. Mr. Keeler provides professional advice and consultation for all aspects of yacht lease, purchase and ownership and is available for on site assistance anywhere in the world.

We currently generate revenues from our charter services, which range from day charters to full week charters. We currently offer private yacht charters in San Diego, usually of up to one week in duration as well as corporate charters, which are typically 3 to 5 hours and short range. We have very few charters that are longer than one week, however, they do occur. Our officers act as captain and crew for our charter services, but we often utilize outside businesses for services such as catering and bartending.

For those charter services, Mr. Keeler did not get paid or reimbursed for providing the use of his yacht. We do not believe that there are limitations on our use of Mr. Keeler's yacht in the future, although Mr. Keeler has not made any formal commitment to provide us with the use of his yacht at no charge. We anticipate that Mr. Keeler will not expect to be paid or reimbursed for providing the use of his yacht as long as he is our president and maintains a significant equity interest in us.

We also have arrangements with four yacht charter companies, which provide that we may use their yachts for our charter services. Those arrangements provide that we can rent those companies' yachts for fixed daily and hourly rental fees ranging from $300 per hour to $3000 per day depending on the size of the yacht. We cannot guaranty that those yachts will be available in the event that we need to rent those yachts to provide our services.

We have also generated revenues from our yacht management services and our delivery services. Yacht management services include managing the yacht for the owners including routine maintenance, repairs and electronics installation. Regular maintenance includes services such as exterior and interior cleaning, bottom cleaning, waxing and zinc replacement. Delivery services include delivering newly purchased yachts to various locations around the world.

We use subcontractors on a per job basis for various services that we provide. Those subcontractors are paid by us when we are paid by the client. Subcontractors for our charter services may include, but are not limited to, the following: captains, deckhands, stewards, cooks, caterers, entertainment, and bartenders. Other subcontractors that we use include yacht repair persons and skilled electronics installers.

Our Products and Services. We intend to be a professional source that the yacht owner or enthusiast will utilize for all their yachting requirements, including brokering sales or providing consulting services for yacht purchases, overseeing delivery to a foreign destination, recruiting captain and crew, procuring and supervising quality subcontract repairs and routine maintenance, and providing yacht charter cruises. We intend to provide high quality customer service, which we hope will result in repeat and referral business.

We currently provide the following services:

o yacht services such as the provision of captains, engineers and crew, from a list of qualified prospects and also supplies and maintenance;
o    deliveries of yachts to worldwide destinations;
o full-scale contracted care yachts, including interior and exterior cleaning twice monthly, exterior waxing twice yearly, bottom cleaning once monthly, and routine maintenance;
o    brokering traditional face-to-face yacht sales, of vessels in the $1 -
     $1.5 million range, and;
o advice and consultation to clients with regard to all aspects of yacht lease, purchase, custom construction and ownership, such as consultation at a boat show by contract, although we have not generated any revenues from theses services.

We are currently equipped to provide all of the above services those services only require the manpower of our officers and directors and the use of subcontractors.

We intend to provide the following services:

o yacht sales or lease by means of the website, of vessels in the $500,000 range; and
o    custom yacht design and construction.

In order to provide the above services, we need to develop our website. We also intend to establish relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. In the high-end yachting industry, reputation of the company and its personnel is very important to the customers. Our president, Mitch Keeler has extensive contacts and experience in all aspects of the yachting industry due to his 20 years in the field as a licensed yacht captain. We believe that a significant portion of our customers will be generated by referral from Mr. Keeler's contacts.

Our facilities are located in San Diego, California, giving us a presence in what we believe is one of the world's largest luxury yacht markets. We also intend to conduct operations to the eastern Caribbean market through Global Yacht Services (BVI) Limited, our wholly owned subsidiary. We anticipate that our subsidiary will establish an office in Tortola, British Virgin Islands, so that we provide services to that market. Our subsidiary has not conducted any operations to date.

We anticipate that we will develop our website so that it will function as a means for global clients to access our range of services and communicate with us. In California, the chief means of contact will be in person, by mail, e-mail, phone or fax, although we anticipate that a significant portion of our business will be conducted away from the office or at the client's location. We believe that we must be accessible via multiple types of communication systems, such as cellular phone and email, so that prospects and clients can always reach us.

We anticipate that we will rely upon effective business systems to grow our business. We intend to develop an information database to capture client data for future business development, which will cue our management follow-up calls to brokers and clients for a regular check up to ensure they are satisfied with current services. As with many other luxury purchases, luxury yacht purchases are often cyclical with some clients upgrading to new models every 2 or 3 years. We hope to serve these clients in making these upgrade purchases. However, we expect that other clients will maintain their original yacht, but make use of relevant maintenance services through us.

Our business, as well as the entire recreational boating industry, is highly seasonal, with seasonality varying in different geographic markets. We expect to realize significantly lower sales and operations in winter months in climates that are characterized by cold temperatures or severe weather. However, we anticipate activity to generally fluctuate with seasonal changes. Our business could become substantially more seasonal as we expand operations into colder regions of the United States. In addition, weather conditions adversely impact our operating results. For example, drought conditions, reduced rainfall levels, and excessive rain may force boating areas to close or render boating dangerous or inconvenient, thereby curtailing customer demand for our products. In addition, unseasonably cool weather and prolonged winter conditions may lead to shorter selling seasons in certain locations. Hurricanes and other storms could result in the disruption of our proposed Caribbean operations or damage to our proposed boat inventories and facilities. As a result, our operating results in some future quarters could be below our expectations.

Our Website www.gysi-online.com. Our current website, which is hosted by a local provider in San Diego, California, displays our corporate logo and contact information and provides a general description of our staff, the services that we provide as well as links to resources of interest to yacht owners. We believe that there is a need in the global yacht industry for clients to obtain timely and comprehensive services. We hope to fulfill this need by means of our website, which we intend to further develop to provide one-stop shopping and support for clients and prospective clients.

Our Target Markets and Marketing Strategy. We do not believe that our current operations depend on one or a limited number of customers. We intend to serve the global high-end luxury yachting market through relationship marketing and our website. We will begin by providing service in the San Diego region, central to the southern California yacht market, by approaching existing yacht owners to act as charter agents. Yacht services such as care-taking or maintenance, making travel arrangements and brokering captains and crew, yacht delivery world-wide, yacht sales and general yachting related services will be provided initially in San Diego, Orange, and Los Angeles counties. The southern California region is second only to Florida in the U.S. market for luxury yachts and services.

We intend to be competitive in price to satisfy those clients who are price shoppers. However, we intend to provide high quality services, which we believe will attract loyal clients for whom price will be a secondary consideration. We will promote our services primarily by means of our website, but also by relationship-building with yacht brokers, articles and advertisements in trade publications such as Yachts International, duPont Registry, Yachting, Yachting World, Sea Magazine and Motor Yachting Magazine, as well as by reputation and word-of-mouth. Additionally, we anticipate that attendance at a number of boat shows will be necessary, often in a contract capacity to assist a client to find a new vessel.

Our Growth Strategy. Our objective is to establish our reputation of providing preeminent services to luxury yacht owners and users of yacht services initially in San Diego, Orange and Los Angeles counties. Our strategy is to provide clients with exceptional personal service and access to products and services. Key elements of our strategy include:

o    cultivate relationships with existing and potential clients;
o increase our relationships with third party providers of maintenance and repair products and services;
o    continue to promote our website and expand its capabilities; and
o    expand operations in the southern California and eastern Caribbean markets.

Our Competition. The market for luxury yacht sales and services is very competitive. We compete primarily with single-location boat dealers and yacht brokers with respect to brokering sales or providing consulting services for yacht purchases and overseeing delivery to a foreign destination. We also compete with national specialty marine parts and accessories stores, catalog retailers, sporting goods stores, and mass merchants with respect to sales of marine parts, accessories, services and equipment.

We also compete with other providers of yacht charter services and with cruise ship lines and other forms of vacation choices and types of recreation. In addition, several of our competitors, especially those selling marine equipment and accessories, are large international, national or regional businesses that have substantial financial, marketing, and other resources. Private boat charters are additional competition.

We intend to compete on the basis of price and quality of service and by offering a complete range of services. We intend to utilize the experience and contacts of Mitch Keeler to provide high quality services at a reasonable price. We believe that Mr. Keeler's experience and contacts in the industry will allow us to pay less for the services that we subcontract. We also believe that we can compete by providing a complete range of services, from assisting clients with purchase, delivery maintenance and sale of their yacht. We can also teach the client how to operate the boat and understand the systems. We believe that by offering a total range of services to the yacht owner we can compete effectively with those competitors that only offer one of the services that we provide.

Additionally, the market for similar products and services offered over the Internet is highly competitive. There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify. Our yacht purchasing and maintenance services compete against a variety of Internet and traditional boat and other recreational equipment purchasing services as well as boat manufacturers, yacht brokers and yacht maintenance companies. Therefore, the competitive factors faced by both Internet commerce companies as well as traditional, offline companies within the boating equipment and service industries affect us. To compete successfully in the global marketplace as an Internet-based commercial entity, we must significantly increase awareness of our services and brand name.

We anticipate we will compete with other entities which maintain similar commercial websites including buymarine.com, yachtworld.com, boating.com, boattraderonline.com, boatowners.com and boat-yachts.com. In addition, all major cruise companies, yacht manufacturers and other boating industry players have their own websites and many have recently launched or announced plans to launch online buying services. For example, Campers & Nicholsons, or C&N, which is based overseas with a long-established history and reputation, uses traditional means such as relying on referrals, direct mail and high-end catalogue to generate leads. However, C&N also has a website, cnconnect.com, but mostly relies upon this means of communication to generate calls to brokers. On the other hand, Yachtstore generates the majority of its business from its website, where a buyer can conduct transactions from yacht purchases to charter arrangements without speaking to a live broker. We also compete with yacht charter or maintenance companies, as well as yacht manufacturers and dealers. Such companies may already maintain or may introduce websites which compete with ours.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for yacht sales, service or charters, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Our Intellectual Property. We do not presently own any patents, trademarks, copyrights, licenses, concessions or royalties. Our success may depend in part upon our ability to protect our trade name, preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

o    these agreements will not be breached;
o    we would have adequate remedies for any breach; or
o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We own the Internet domain name www.gysi-online.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. Our yacht sales, maintenance and charter operations are subject to extensive regulation, supervision, and licensing under various federal, state, and local statutes, ordinances, and regulations. For example, broker services require sales licenses in most states, and boats under charter must adhere to U.S. Coast Guard standards, including safety regulations such as those for life-saving equipment, and are subject to various vessel inspection and testing requirements. Also, vessel manufacturers must certify yachts and all recreational powerboats sold in the U.S. meet U.S. Coast Guard standards. These certifications specify standards for the design and construction of yachts and other powerboats. In addition, yacht safety is subject to federal regulation under the Boat Safety Act of 1971. The Boat Safety Act requires boat manufacturers to recall products for replacement of parts or components that have demonstrated defects affecting safety. In addition, boats manufactured for sale in other countries must be certified to meet standards in those jurisdictions.

Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could hinder our ability to generate revenues. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known, their adoption and enforcement could significant reduce our revenues.

Changes in federal and state tax laws, such as an imposition of luxury taxes on new boat purchases, also could influence consumers' decisions to purchase products we offer and could have a negative effect on our sales. For example, during 1991 and 1992, the federal government imposed a luxury tax on new recreational boats with sales prices in excess of $100,000, which coincided with a sharp decline in boating industry sales from the late 1980s compared to 1992.

Our business or that of our subcontractors may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline, and diesel fuels. Accordingly, we could be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards.

In particular, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA or Superfund, imposes joint, strict, and several liability on:

o owners or operators of facilities at, from, or to which a release of hazardous substances has occurred;
o parties who generated hazardous substances that were released at such facilities; and
o parties who transported or arranged for the transportation of hazardous substances to such facilities.

A majority of states have adopted Superfund statutes comparable to and, in some cases, more stringent than CERCLA. In addition, operations conducted on waterways are subject to federal or state laws regulating navigable waters (including oil pollution prevention), fish and wildlife, and other matters.

Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of March 28, 2003, we have no employees other than our officers. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants for the various services that we provide.

Facilities. Our executive, administrative and operating offices are located 7710 Hazard Center Drive, Suite E-415, San Diego, California 92108.

Item 2.  Description of Property.
---------------------------------

Property held by us. As of the date specified in the following table, we held the following property:

==================================== ======================================
             Property                                    December 31, 2002
------------------------------------ --------------------------------------
Cash                                                               $97,249
==================================== ======================================

Our Facilities. Our executive, administrative and operating office is approximately 150 square feet and is located in the personal residence of Mitch Keeler, our president and one of our directors. We have complete ownership of this office and we do not share this office with any other business. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Mitch Keeler, our president and director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Keeler does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $193 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Keeler.

Item 3.  Legal Proceedings.
---------------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Item 4.  Submission of Matters to Vote of Security Holders
----------------------------------------------------------

Not applicable.

                                     PART II

Item 5.  Market Price for Common Equity and Related Stockholder Matters.
------------------------------------------------------------------------

Reports to Security Holders. We are a reporting company with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Prices of Common Stock. We participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the Nasdaq Stock Market, and prices for our common stock are published on the OTC Bulletin Board under the trading symbol "GYHT". This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of March 28, 2003 our common stock has not traded.

We are authorized to issue 50,000,000 shares of $.001 par value common stock, each share of common stock having equal rights and preferences, including voting privileges. As of December 31, 2002, 1,917,277 shares of our common stock were issued and outstanding.

There are 12,827 shares that can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is four.

In February 2002, our registration statement on Form SB-2 to register 750,000 shares of common stock to be offered for sale by us, and 50,000 shares of common stock held by our shareholders was declared effective by the SEC. We sold 634,500 shares of our common stock pursuant to that offering, which resulted in proceeds to us of $126,900.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o    a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o    the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Item 6.  Management's Discussion and Analysis of Financial Condition or Plan
of Operation.
-------------------------------------------------------------------------------

This following information specifies certain forward-looking statements of management of the company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may", "shall", "will", "could", "expect", "estimate", "anticipate", "predict", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Liquidity and Capital Resources. We had cash of $97,249 as at December 31, 2002. We believe that our available cash is sufficient to pay our day-to-day expenditures. Our total current assets and total assets were approximately $97,249 as at December 31, 2002. In February 2002, our registration statement on Form SB-2 to register 750,000 shares of common stock to be offered for sale by us at $0.20 per share, and 50,000 shares of common stock held by our shareholders was declared effective by the SEC. As of March 28, 2003, we have sold 634,500 shares of common stock for proceeds of $126,900, and we have terminated the offering.

Our current liabilities were $10,434 as at December 31, 2002, and were represented by accounts payable and accrued expenses. We had no other liabilities and no long term commitments or contingencies as at December 31, 2002.

Results of Operations.

Revenue. For the year ended December 31, 2002, we realized revenues of $87,769. This is in comparison to the period from February 21, 2001, our date of inception, to December 31, 2001, when we realized revenues of approximately $24,685 from providing charter and yacht management services. We hope to continue to generate more revenues as we expand our customer base. Our cost of revenues for the year ended December 31, 2002 was $49,674, making our gross operating margin $38,095. This is in comparison to our cost of revenues which were $15,857 from the period from February 21, 2001, our date of inception, to December 31, 2002. Therefore, our gross operating margin from February 21, 2001, our date of inception, through December 31, 2002, was $8,828. Because we increased the scope and volume of our operations, we had greater costs of generating revenues, but increased our gross operating margin as well.

Operating Expenses. For the year ended December 31, 2002, we had $77,482 in total operating expenses, compared to the period from February 21, 2001, our date of inception, through December 31, 2002, where our total operating expenses were approximately $48,534. For the year ended December 31, 2002, the majority of those expenses were represented by legal and professional fees of $64,768. We also had advertising expenses of $350, occupancy expenses of $2,340, office supplies and expense of $2,112, outside services expenses of $6,000, and $1,912 for telephone and utilities. Therefore, for the year ended December 31, 2002, our loss from operations was $39,387. We also had $25,076 in other expenses, which resulted in a net loss of $64,463 before provision for income taxes and our net loss a total of $65,263. By comparison, for the period from our inception on February 21, 2001 through December 31, 2002, we experienced a net loss of approximately $39,706, plus $54 in other income, for a net loss of $39,652. We anticipate that we will continue to incur significant general and administrative expenses.

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable:

1. We must conduct marketing activities to promote our services and obtain additional customers to increase our customer base. We currently market our business primarily through referrals and our website. Our president, Mitch Keeler, had a large foundation of business and a strong reputation in the industry, which we believe has been transferred to us. We believe that referrals comprise approximately 70% of our business and business generated from our website is approximately 30% of our business. Future marketing will include articles and advertisements in industry publications, such as:
         Yachting, Motor Boating, and Sea. Within six months, we should have increased our customer base.

2. We must develop relationships with various parties including yacht owners, sellers, brokers, lessors, charter agents, maintenance suppliers, industry professionals and specialists, captains, crew, engineers, designers, insurance agents, legal advisors, and government agents. We believe that these parties will help supply some of our services and they may become sources of referrals. Within six to twelve months, we should have developed relationships with several of those parties who provide some of the services that we offer as well as be sources of referrals.

3. We must develop our website so that it will function as a means for global clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database set up on the backend, which will capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we should have developed our website to provide those services.

We anticipate that we will use the funds raised from our offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash of $97,249 as of December 31, 2002. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Item 7.  Financial Statements
-----------------------------




                           GLOBAL YACHT SERVICES, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                           GLOBAL YACHT SERVICES, INC.


                                    CONTENTS





                                                                           PAGE
                                                                           ----
Consolidated Financial Statements

     Independent Auditors' Report                                           12

     Consolidated Balance Sheet                                             13

     Consolidated Statements of Operations                                  14

     Consolidated Statements of Changes in Stockholders' Equity             15

     Consolidated Statements of Cash Flows                                  16

     Notes to Consolidated Financial Statements                             17

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders of
Global Yacht Services, Inc.


We have audited the accompanying consolidated balance sheet of Global Yacht Services, Inc. and subsidiary as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Global Yacht Services, Inc. and subsidiary for the period February 21, 2001 (inception) through December 31, 2001, were audited by other auditors whose report dated February 8, 2002, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Yacht Services, Inc. and subsidiary as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



                                                                 HALL & COMPANY
                                                             Irvine, California

                           GLOBAL YACHT SERVICES, INC.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002




                                     ASSETS
                                     ------
Current assets
   Cash                                                           $      97,249
                                                                  -------------

     Total current assets                                                97,249
                                                                  -------------

       Total assets                                               $      97,249
                                                                  =============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
   Accounts payable and accrued expenses                          $      10,434
                                                                  -------------

     Total current liabilities                                          10,434

Stockholders' Equity
   Common stock, $.001 par value;
     Authorized shares-- 50,000,000
     Issued and outstanding shares-- 1,917,277                            1,917
   Additional paid-in-capital                                           189,813
   Accumulated deficit                                                 (104,915)
                                                                  -------------

     Total stockholders' equity                                          86,815
                                                                  -------------

       Total liabilities and stockholders' equity                 $      97,249
                                                                  =============



           See accompanying notes to consolidated financial statements

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 2002 AND FEBRUARY 21, 2001 (INCEPTION)
                            THROUGH DECEMBER 31, 2001


                                                                 2002                   2001
                                                             -------------         -------------

REVENUES                                                     $      87,769         $      24,685

COST OF REVENUES                                                    49,674                15,857
                                                             -------------         -------------

GROSS MARGIN                                                        38,095                 8,828

OPERATING EXPENSES
   Advertising                                                         350                 1,121
   Legal and professional fees                                      64,768                29,578
   Occupancy                                                         2,340                 1,990
   Office supplies and expense                                       2,112                 4,063
   Outside services                                                  6,000                10,550
   Telephone and utilities                                           1,912                 1,232
                                                             -------------         -------------

     Total operating expenses                                       77,482                48,534
                                                             -------------         -------------

LOSS FROM OPERATIONS                                               (39,387)              (39,706)

OTHER INCOME (EXPENSE)                                             (25,076)                   54
                                                             -------------         -------------

LOSS BEFORE PROVISION FOR INCOME TAXES                             (64,463)              (39,652)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)                             800                   ---
                                                             -------------         -------------

NET LOSS/COMPREHENSIVE LOSS                                  $     (65,263)        $     (39,652)
                                                             =============         =============

NET LOSS/COMPREHENSIVE LOSS PER COMMON SHARE--
 BASIC AND DILUTED
                                                             $        (.04)        $        (.03)
                                                             =============         =============

WEIGHTED AVERAGE OF COMMON SHARES-- BASIC AND
 DILUTED
                                                                 1,691,300             1,199,450
                                                             =============         =============



          See accompanying notes to consolidated financial statements

                           GLOBAL YACHT SERVICES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

         YEAR ENDED DECEMBER 31, 2002 AND FEBRUARY 21, 2001 (INCEPTION)
                            THROUGH DECEMBER 31, 2001



                                              COMMON STOCK
                                          ---------------------           PAID-IN                ACCUMULATED
                                          SHARES         AMOUNT           CAPITAL          DEFICIT         TOTAL
                                      ------------    ------------     -------------    -------------   -------------
Balance, December 31, 2001               1,282,777    $      1,283     $      61,207    $     (39,652)  $      22,838

Issuance of common  stock,  May 10,
   2002                                    634,500             634           126,266              ---         126,900

Cost of occupancy
   contributed by officer                      ---             ---             2,340              ---           2,340

Net loss/comprehensive loss                    ---             ---               ---          (65,263)        (65,263)
                                      ------------    ------------     -------------    -------------   -------------

Balance, December 31, 2002               1,917,277    $      1,917     $     189,813    $    (104,915)  $      86,815
                                      ============    ============     =============    =============   =============




           See accompanying notes to consolidated financial statements

                           GLOBAL YACHT SERVICES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

         YEAR ENDED DECEMBER 31, 2002 AND FEBRUARY 21, 2001 (INCEPTION)
                            THROUGH DECEMBER 31, 2001



                                                                           2002                  2001
                                                                       -------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                            $     (65,263)       $     (39,652)
   Adjustments to reconcile net income to net cash used in operating activities
       Occupancy costs contributed by officer                                  2,340                1,990
       Changes in operating assets and liabilities
         Increase in accounts payable and accrued expenses                     7,145                3,289
                                                                       -------------        -------------

           Net cash provided/(used) by operating activities                  (55,778)             (34,373)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                    126,900               60,500
                                                                       -------------        -------------

           Net cash provided by financing activities                         126,900               60,500
                                                                       -------------        -------------

NET INCREASE IN CASH                                                          71,122               26,127

CASH, beginning of period                                                     26,127                  ---
                                                                       -------------        -------------

CASH, end of period                                                    $      97,249        $      26,127
                                                                       =============        =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Income taxes paid                                                   $         800        $         ---
                                                                       =============        =============
   Interest paid                                                       $         ---        $         ---
                                                                       =============        =============



           See accompanying notes to consolidated financial statements

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001




Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business Description - Global Yacht Services, Inc. and its subsidiary (the "Company") provides chartering, delivery, maintenance and consulting services to luxury yacht owners and manufacturers. The Company's President is a United States Coast Guard certified captain. The Company was incorporated in the state of Nevada on February 21, 2001 and is headquartered in San Diego, California.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Global Yacht Services, Inc. and its majority owned subsidiary Global Yacht Services, Ltd. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated, if any.

Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Receivables - Receivables, if any, represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value. An allowance for doubtful accounts is computed as a percentage (%) of sales.

Fair Value of Financial Instruments - The carrying amount of the Company's financial instruments, which includes cash and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Recognition of Revenue - The Company records revenues of its services when they are complete, fee is fixed and determinable, and collectibility is reasonably assured. The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of fuel, docking fees, supplies and cost of services and related expenses of personnel used.

Advertising Costs - The Company expenses all advertising costs as incurred.

Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001




Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Loss - The Company applies Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. For the period ended December 31, 2001, the Company had no other components of its comprehensive income or loss other than the net loss as reported on the consolidated statement of operations.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - CONTINGENCIES

As shown in the accompanying consolidated financial statements, the Company has incurred a net operating loss of $104,915 since inception on February 21, 2001 through December 31, 2002. Management believes its existing cash resources of approximately $96,000 will be sufficient over the next twelve months to continue the expansion of its business plan and operations.

The Company occupies office space within the officer's residence. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying consolidated statements of operations for years ended December 31, 2002 and 2001, respectively.


NOTE 3 - ACCRUED EXPENSES

Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the officers and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2002 and 2001.


NOTE 4 - COMMON STOCK

On February 22, 2001, the Company issued 1,000,000 shares of its common stock to its officer and founder for $10,000 cash to initially capitalize the Company. Since there was no readily available market value at the time the shares were issued, the value of $0.01 per share was considered as a reasonable estimate of fair value between the officer and the Company.

                           GLOBAL YACHT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001




NOTE 4 - COMMON STOCK (Continued)

On May 4, 2001, the Company issued 5,000 shares of its common stock to an officer for $500 cash. Since there was no readily available market value at the time the shares were issued, the value of $0.10 per share was considered as a reasonable estimate of fair value between the office and the Company.

On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 5 of the Securities Act of 1933 and Regulation S promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, the Company issued 277,777 shares of its common stock at $0.18 per share for a total of $50,000.

On May 10, 2002, the Company issued 634,500 shares of its common stock at a selling price of $0.20 per share pursuant to its prospectus as filed with its registration statement on Form SB-2. The net proceeds were $126,900.


NOTE 5 - INCOME TAXES

At December 31, 2002, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $104,915, expiring at various dates through 2022, that may be used to offset future taxable income. Therefore, the provision for income taxes includes only the minimum state franchise tax of $800.

In addition, the Company has deferred tax assets of approximately $24,000 at December 31, 2002. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($24,000) has been provided for the deferred tax assets.


NOTE 6 - RELATED PARTY TRANSACTIONS

On February 22, 2001 and May 4, 2001, the Company issued 1,000,000 and 5,000 shares of its common stock, respectively to it current officers for cash as described in Note 4.

The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying consolidated statement of operations for the year ended December 31, 2002 and for the period February 21, 2001 (inception) through December 31, 2001 and are considered additional contributions of capital by the officer and the Company.

The financial statements required by Item 7 are presented in the following order:

Item 8.  Changes in and Disagreements with Accountants.
-------------------------------------------------------

On November 11, 2002, our Board of Directors voted to replace our independent accountant, Quintanilla Accountancy Corporation ("Quintanilla"). Effective as of November 11, 2002, our new independent accountant is Hall & Company, certified public accountants ("Hall & Company"). We retained the accounting firm of Hall & Company on November 11, 2002, to make an examination of our financial statements for the 2002 fiscal year. We authorized Quintanilla to respond fully to any inquiries from Hall & Company and to make its work papers available to Hall & Company.

The reports of Quintanilla from February 21, 2001, the date of our inception, through November 11, 2002, did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to the certainty, audit scope or accounting principles. During February 21, 2001 through November 11, 2002, there were no disagreements between us and Quintanilla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, during February 21, 2001 through November 11, 2002, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

                                    PART III

Item 9.  Directors, Executive Officers, Promoters and Control Persons.
----------------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could hinder our ability to conduct operations and complete future development, if suitable replacements are not promptly obtained. We hope that we will enter into employment agreements with Mitch Keeler and Melissa Day. Although we do not know the terms of those proposed agreements, we hope to enter into an employment agreement with Mitch Keeler and Melissa Day with a term of at least one year with compensation contingent on us becoming profitable. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.


Our directors and principal executive officers are as specified on the following table:

=============================== =============== ================================
Name                                 Age        Position
------------------------------- --------------- --------------------------------
Mitch Keeler                          45        President and Director
------------------------------- --------------- --------------------------------
Melissa Day                           34        Secretary, Treasurer, Director
=============================== =============== ================================

Mitch Keeler. Mr. Keeler is our president and one of our directors since our inception. Mr. Keeler is our principal executive officer and is responsible for our day-to-day operations. Mr. Keeler currently devotes approximately 40 hours per week to our business. Mr. Keeler has been a licensed yacht captain for the past twenty years. He has a 100 Ton Master license, and is qualified for motor and sail operations and commercial assistance towing. He also has completed the following courses: U.S. Coast Guard Advanced Navigation; the Shipboard Firefighting School, Coast Guard Certified Course at Mobile, Alabama and the Maritime Consortium Compliance with U.S. Coast Guard Drug Testing Regulations. From 1997 to the present, Mr. Keeler has been the owner and operator of Tlaquepaque Yacht Charters, managing the crew and performing routine maintenance on a cruising route between Baja California, Mexico to Santa Barbara, CA. Tlaquepaque Yacht Charters' current operations include the rental of Mr. Keeler's yacht, Tlaquepaque, to other yacht charter service companies. Mr. Keeler currently devotes less than two hours per month on the business of Tlaquepaque Yacht Charters. Also from 1997 to the present, he has served as a tugboat captain for West Coast Tugs, where he moves various vessels and barges, works closely with pilots, and trains the crew. From 1994 to 1997, he served as the operations manager and captain for San Diego Harbor Excursions, conducting both ferry and dinner charters as the Captain of the Spirit of San Diego, a 120' Blaunt 600 passenger charter yacht. He also served as the manager of charters, performing maintenance, Coast Guard inspections, and personnel and deliveries. Prior to 1994, he was the captain of vessels ranging between 65' and 120', and has experience including interisland cruising in Hawaii, returning a vessel to Newport Beach from Kauai, Pacific yacht racing, long range cruising, conducting sport fishing charters, dinner cruises and whale watching trips. Mr. Keeler has not been a director of any other reporting company.

Melissa Day. Ms. Day has been our secretary and treasurer since our inception and was appointed one of our directors in August 2001. Ms. Day is our principal financial and accounting officer and is responsible for all of our financial reporting and record keeping. Ms. Day currently devotes approximately 40 hours per week to our business. Ms. Day has experience in the charter industry and has experience in advertising, web site design, graphic art and marketing. Ms. Day is a Microsoft Certified Professional in Windows NT, and has experience in network administration, design and installation. From 1999 to 2000, Ms. Day was a technical marketing director for Technology Answers, and in 1999 a Marketing Director of Information Systems for CFS Management. She was the Assistant NT Systems Administrator from 1998 to 1999 for Centrax Corporation, and from 1996 to 1998 was the owner of Business Systems Consulting, providing consulting services for technical-based business. She has a Bachelor of Science degree in business administration from the University of Southern California, with an emphasis in marketing and entrepreneurship, which she earned in 1993, and has an Associates degree in Computer Applications and Networks from Coleman College in La Mesa, California. Ms. Day is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Our directors will serve until the next annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance. Our officers, directors, and principal shareholders have filed all reports required to be filed on, respectively, a Form 3 (Initial Statement of Beneficial Ownership of Securities), a Form 4 (Statement of Changes of Beneficial Ownership of Securities), or a Form 5 (Annual Statement of Beneficial Ownership of Securities).


Item 10.  Executive Compensation
--------------------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ended December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

==================================== ======= ============= ============= ===================== ==========================
Name and Principal Position           Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                              Salary ($)                   Compensation ($)
------------------------------------ ------- ------------- ------------- --------------------- --------------------------
Mitch Keeler - president             2002        None          None              None                    None
------------------------------------ ------- ------------- ------------- --------------------- --------------------------
Melissa Day - secretary, treasurer   2002        None          None              None                    None
==================================== ======= ============= ============= ===================== ==========================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Item 11. Security Ownership of Certain Beneficial Owners and Management.
------------------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 28, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class           Name of Beneficial Owner                              Amount and Nature of           Percent of Class
                                                                               Beneficial Owner
------------------------ ----------------------------------------------------- ------------------------------ ---------------------

Common Stock             Mitch Keeler                                          1,000,000 shares, president,          52.16%
                         7710 Hazard Center Drive, Suite E-415, San Diego,               director
                         California 92108

Common Stock             Melissa Day                                             5,000 shares, secretary,            0.26%
                         7710 Hazard Center Drive, Suite E-415, San Diego,          treasurer, director
                         California 92108

Common Stock             Flexgene Corp.                                               180,555 shares                 9.42%
                         The Mill Mall, Barkers
                         P.O. Box 62
                         Roadtown, Tortola, BVI

Common Stock             Carib-Ventures Inc.                                           97,222 shares                 5.07%
                         Caribbean Place, Suite #3
                         P.O. Box 599
                         Providenciales, Turks & Caicos Islands, BWI

Common Stock             All directors and named executive officers as a             1,005,000 shares                52.42%
                         group

The officer, director and shareholder of Flexgene Corp. is Martin Regan. The director of Carib-Ventures Inc. is Sterling Directors Ltd. and Keith Burant. The shareholder of Carib-Ventures Inc. is Meridian Trust Company Limited, which is controlled by Keith Burant.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Item 12.  Certain Relationships and Related Transactions.
---------------------------------------------------------

Related party transactions.

Mitch Keeler, our president and director, currently provides office space to us at no charge. Mr. Keeler does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $193 per month. That amount has been included in the financial statements as additional capital contribution by Mr. Keeler.

Our president, Mitch Keeler, owns one yacht, Tlaquepaque, which is used for our charter services. Mr. Keeler does not expect to be paid or reimbursed for providing the use of his yacht.

In February 2001, we issued 1,000,000 shares of our common stock to Mitch Keeler, our president and one of our directors, in exchange for $10,000, or $0.01 per share.

In May 2001, we issued 5,000 shares of our common stock to Melissa Day, our secretary, treasurer and one of our directors, in exchange for $500, or $0.10 per share.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

o    disclosing such transactions in prospectuses where required;
o disclosing in any and all filings with the Securities and Exchange Commission, where required;
o    obtaining disinterested directors consent; and
o    obtaining shareholder consent where required.

Item 13.  Exhibits and Reports on Form 8-K
------------------------------------------

(a) Exhibit No.
---------------

3.1                        Articles of Incorporation*

3.2                        Certificate of Amendment to Articles of
                           Incorporation*

3.3                        Bylaws*

* Included in the registration statement on Form SB-2 filed on September 21, 2001.

(b) Reports on Form 8-K
-----------------------

No reports on Form 8-K were filed during the last quarter of the period covered by this annual report on Form 10-KSB, except for the following:

On November 12, 2002, we filed a report on Form 8-K to report our change in accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the City of San Diego, on March 28, 2003.

                               Global Yacht Services, Inc.,
                               a Nevada corporation



                               By:      /s/   Mitch Keeler
                                        ---------------------------------------
                                        Mitch Keeler
                               Its: president, principal executive officer, director



In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




By:      /s/   Mitch Keeler                                   March 28, 2003
         --------------------------------------------
         Mitch Keeler
Its:     president, principal executive officer, director


By:      /s/  Melissa Day                                     March 28, 2003
         --------------------------------------------
         Melissa Day
Its:     secretary, treasurer, director

CERTIFICATIONS
--------------

I, Mitch Keeler, certify that:

1. I have reviewed this annual report on Form 10-KSB of Global Yacht Services, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

         c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 28, 2003

/s/ Mitch Keeler
-----------------------
Mitch Keeler
Chief Executive Officer

CERTIFICATIONS
--------------
I, Melissa Day, certify that:

1. I have reviewed this annual report on Form 10-KSB of Global Yacht Services, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

         c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 28, 2003

/s/  Melissa Day
-----------------------
Melissa Day
Chief Financial Officer

                                    EXHIBIT F


                        DELIATROPH PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

The Board of Directors and Shareholders
DeliaTroph Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of DeliaTroph Pharmaceuticals, Inc., doing business as Hyalozyme Therapeutics, (a California corporation) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity and cash flows for the years then ended and for the period from inception (February 26, 1998) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DeliaTroph Pharmaceuticals, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from inception (February 26, 1998) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding this uncertainty are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CACCIAMATTA ACCOUNTANCY CORPORATION




Irvine, CA
January 7, 2004

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           2003                 2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                                  $ 503,580            $ 88,910
                                                                                   ------------------   -----------------
      Total current assets                                                                   503,580              88,910

PROPERTY AND EQUIPMENT - Net                                                                 130,904             134,170

OTHER ASSETS                                                                                  12,763               7,500
                                                                                   ------------------   -----------------

      Total Assets                                                                         $ 647,247            $230,580
                                                                                   ==================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable                                                                           $ 223,278            $ 58,800
Accrued expenses                                                                              50,162             109,085
Notes payable                                                                                      -             430,000
Interest on notes payable                                                                          -              12,255
                                                                                   ------------------   -----------------
      Total Current Liabilities                                                              273,440             610,140

COMMITMENTS AND CONTINGENCIES                                                                      -                   -

SHAREHOLDERS' EQUITY (DEFICIT):
Series A convertible  preferred  stock,  without  par  value;  4,816,000  shares authorized; 0 shares issued and outstanding
      in 2003; 3,803,507 shares issued and outstanding in 2002                                     -             198,006
Series B convertible preferred stock, without par value; 3,473,343 shares authorized; 0 shares issued and outstanding in 2003; 5,333,350
      shares authorized; 2,743,121 shares issued and outstanding in 2002                           -           1,254,672
Series C convertible preferred stock, without par value; 2,367,394 shares authorized; 2,367,114 shares issued and outstanding
      in 2003; 0 shares issued and outstanding in 2002                                     1,004,486                   -
Common stock, without par value; 60,000,000 shares authorized;
      15,952,980 shares issued and outstanding in 2003;
      4,599,951 shares issued and outstanding in 2002                                      3,349,826              33,242
Deficits accumulated during the development stage                                         (3,980,505)         (1,865,480)
                                                                                   ------------------   -----------------

      Total Shareholders' Equity (Deficit)                                                   373,807            (379,560)
                                                                                   ------------------   -----------------

      Total Liabilities and Shareholders' Equity (Deficit)                                 $ 647,247           $ 230,580
                                                                                   ==================   =================

   The accompanying notes are an integral part of these financial statements.

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FROM INCEPTION TO DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                          CUMULATIVE
                                                                                                        FROM INCEPTION
                                                                                                       (FEBRUARY 26, 1998)
                                                                    2003                2002                TO 2003
EXPENSES:
Research and development                                           $ 1,145,420            $ 773,464          $ 2,410,044
General and administrative                                             576,452              379,438            1,201,145
                                                              -----------------   ------------------   ------------------

OPERATING LOSS                                                      (1,721,872)          (1,152,902)          (3,611,189)

Other income (expense)
      Interest expense                                                (394,439)             (12,306)            (406,745)
      Other, net                                                         2,086               31,243               42,229
                                                              -----------------   ------------------   ------------------

        Other income (expense)                                        (392,353)              18,937             (364,516)


LOSS BEFORE INCOME TAXES                                            (2,114,225)          (1,133,965)          (3,975,705)

Income tax expense                                                         800                  800                4,800
                                                              -----------------   ------------------   ------------------

NET LOSS                                                          $ (2,115,025)        $ (1,134,765)        $ (3,980,505)
                                                              =================   ==================   ==================


Net loss per share, basic and diluted                                  $ (0.31)             $ (0.25)
                                                              =================   ==================

Shares used in computing net loss per share,
      basic and diluted                                              6,826,109            4,599,591
                                                              =================   ==================

   The accompanying notes are an integral part of these financial statements.

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY
FROM INCEPTION (FEBRUARY 26, 1998) TO DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
(All share information reflects post-split amounts)



                                                      SERIES A               SERIES B               SERIES C
                                                     CONVERTIBLE            CONVERTIBLE             CONVERTIBLE
                                                   PREFERRED STOCK        PREFERRED STOCK        PREFERRED STOCK
                                                  SHARES     AMOUNT      SHARES     AMOUNT      SHARES     AMOUNT
                                                ---------------------- ---------------------- ----------------------
Initial capitalization                                   -          -           -          -           -          -
Issuance of Series A preferred stock             2,520,014    132,819           -          -           -          -
Net loss                                                 -          -           -          -           -          -
                                                ---------------------- ---------------------- ----------------------

BALANCE, DECEMBER 31, 1999                       2,520,014    132,819           -          -           -          -

Issuance of common stock for cash                        -          -           -          -           -          -
Issuance of common stock for license                     -          -           -          -           -          -
Issuance of Series A preferred stock - net       1,283,493     65,187           -          -           -          -
Net loss                                                 -          -           -          -           -          -
                                                ---------------------- ---------------------- ----------------------

BALANCE, DECEMBER 31, 2000                       3,803,507    198,006           -          -           -          -

Issuance of Series B preferred stock - net               -          -   1,779,608    801,709           -          -
Net loss                                                 -          -           -          -           -          -
                                                ---------------------- ---------------------- ----------------------

BALANCE, DECEMBER 31, 2001                       3,803,507    198,006   1,779,608    801,709           -          -

Issuance of Series B preferred stock - net               -          -     963,513    452,963           -          -
Issuance of common stock options to consultant           -          -           -          -           -          -
Issuance of warrants for common stock for
   services                                              -          -           -          -           -          -
Net loss                                                 -          -           -          -           -          -
                                                ---------------------- ---------------------- ----------------------

BALANCE, DECEMBER 31, 2002                       3,803,507    198,006   2,743,121  1,254,672           -          -

Issuance of Series C preferred stock - net               -          -     289,482          -   2,367,114  1,004,486
Issuance of common stock options to consultants          -          -           -          -           -          -
Issuance of common stock due to the exercise
   of options                                            -          -           -          -           -          -
Conversion of notes to common stock                      -          -           -          -           -          -
Conversion of interest on notes to common stock          -          -           -          -           -          -
Beneficial conversion feature of 2003 notes              -          -           -          -           -          -
Conversion of Series A preferred stock to
   common stock                                 (3,803,507)  (198,006)          -          -           -          -
Conversion of Series B preferred stock to
   common stock                                          -          -  (3,032,603)(1,254,672)          -          -
Net loss                                                 -          -           -          -           -          -
                                                ---------------------- ---------------------- ----------------------

BALANCE, DECEMBER 31, 2003                               -          -           -          -   2,367,114  1,004,486
                                                ====================== ====================== ======================

                                                                               DEFICIT
                                                                              ACCUMULATED           TOTAL
                                                          COMMON STOCK          DURING          SHAREHOLDERS'
                                                        SHARES      AMOUNT    DEVELOPMENT          EQUITY
                                                      ----------- ---------  ----------------  ---------------
Initial capitalization                                 2,078,662     10,956              -           10,956
Issuance of Series A preferred stock                           -          -              -          132,819
Net loss                                                       -          -        (41,884)         (41,884)
                                                      ----------- ---------  ----------------  ---------------

BALANCE, DECEMBER 31, 1999                             2,078,662     10,956        (41,884)         101,891

Issuance of common stock for cash                      2,078,662     10,956              -           10,956
Issuance of common stock for license                     442,267      2,330              -            2,330
Issuance of Series A preferred stock - net                     -          -              -           65,187
Net loss                                                       -          -       (125,210)        (125,210)
                                                      ----------- ---------  ----------------  ---------------

BALANCE, DECEMBER 31, 2000                             4,599,591     24,242       (167,094)          55,154

Issuance of Series B preferred stock - net                     -          -              -          801,709
Net loss                                                       -          -       (563,621)        (563,621)
                                                      ----------- ---------  ----------------  ---------------

BALANCE, DECEMBER 31, 2001                             4,599,591     24,242       (730,715)         293,242

Issuance of Series B preferred stock - net                     -          -              -          452,963
Issuance of common stock options to consultant                 -        500              -              500
Issuance of warrants for common stock for
   services                                                    -      8,500              -            8,500
Net loss                                                       -          -     (1,134,765)      (1,134,765)
                                                      ----------- ---------  ----------------  ---------------

BALANCE, DECEMBER 31, 2002                             4,599,591     33,242     (1,865,480)        (379,560)

Issuance of Series C preferred stock - net                     -          -              -        1,004,486
Issuance of common stock options to consultants                -     85,388              -           85,388
Issuance of common stock due to the exercise
   of options                                            256,410    100,000              -          100,000
Conversion of notes to common stock                    3,960,359  1,272,000              -        1,272,000
Conversion of interest on notes to common stock          300,510     99,764              -           99,764
Beneficial conversion feature of 2003 notes                    -    306,754              -          306,754
Conversion of Series A preferred stock to
   common stock                                        3,803,507    198,006              -                -
Conversion of Series B preferred stock to
   common stock                                        3,032,603  1,254,672              -                -
Net loss                                                       -          -     (2,115,025)      (2,115,025)
                                                      ----------- ---------  ----------------  ---------------

BALANCE, DECEMBER 31, 2003                            15,952,980  3,349,826     (3,980,505)         373,807
                                                      =========== =========  ================  ===============

   The accompanying notes are an integral part of these financial statements.

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FROM INCEPTION TO DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  CUMULATIVE
                                                                                                                FROM INCEPTION
                                                                                                             (FEBRUARY 26, 1998)
                                                                                  2003             2002            TO 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $    (2,115,025) $    (1,134,765)  $    (3,980,505)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                    75,726          100,386           208,890
     Issuance of common stock for goods and services                                  85,388            9,000           102,245
     Issuance of common stock for license                                                  -                -             2,330
     Issuance of common stock for accrued interest on notes                           87,510           12,254            99,764
     Beneficial conversion feature on 2003 notes                                     306,754                -           306,754
     Changes in operating assets and liabilities:
       Prepaid expenses and other assets                                              (5,263)          (9,999)          (12,763)
       Accounts payable and accrued expenses                                         105,554          156,375           273,440
                                                                             ---------------  ---------------   ---------------
       Net cash used by operating activities                                      (1,459,356)        (866,749)       (2,999,845)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                   (72,460)        (194,738)         (316,695)
                                                                             ---------------  ---------------   ---------------
       Net cash used in investing activities                                         (72,460)        (194,738)         (316,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes                                                      842,000          430,000         1,272,000
Proceeds from issuance of common stock                                               100,000                -           110,956
Proceeds from issuance of Series A preferred stock - net                                   -                -           178,006
Proceeds from issuance of Series B preferred stock - net                                   -          452,962         1,254,672
Proceeds from issuance of Series C preferred stock - net                           1,004,486                -         1,004,486
                                                                             ---------------  ---------------
                                                                                                                ---------------
       Net cash provided by financing activities                                   1,946,486          882,962         3,820,120
                                                                             ---------------  ---------------   ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 414,670         (178,525)          503,580

CASH AND CASH EQUIVALENTS, beginning of period                                        88,910          267,435                 -
                                                                             ---------------  ---------------   ---------------

CASH AND CASH EQUIVALENTS, end of period                                     $       503,580  $        88,910   $       503,580
                                                                             ===============  ===============   ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid for income taxes                                              $           800  $           800   $         4,800
                                                                             ===============  ===============   ===============
     Interest paid                                                           $             -  $             -   $             -
                                                                             ===============  ===============   ===============

     Non cash investing and financing activities:

       Common stock issued for property and equipment                        $             -  $             -   $         3,099
                                                                             ===============  ===============   ===============
       Series A preferred stock issued for property and equipment            $             -  $             -   $        20,000
                                                                             ===============  ===============   ===============
       Conversion of notes payable to common stock                           $     1,371,764  $             -   $     1,371,764
                                                                             ===============  ===============   ===============
       Conversion of Series A preferred stock to common stock                $       198,006  $             -   $       198,006
                                                                             ===============  ===============   ===============
       Conversion of Series B preferred stock to common stock                $     1,254,672  $             -   $     1,254,672
                                                                             ===============  ===============   ===============

   The accompanying notes are an integral part of these financial statements.

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO DECEMBER 31, 2003 FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   GENERAL AND SIGNIFICANT ACCOUNTING POLICIES

     GENERAL - DeliaTroph Pharmaceuticals, Inc. (a development stage company) dba Hyalozyme Therapeutics, Inc. (the "Company") was incorporated on February 26, 1998 and is a development stage, product-focused biotechnology company dedicated to the development and commercialization of recombinant therapeutic enzymes and drug enhancement systems, based on intellectual property covering the family of enzymes known as hyaluronidases.

     BASIS OF PRESENTATION - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with maturities of three months or less from the original purchase date to be cash equivalents.

     CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company maintains its cash balances with one major commercial bank. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Equipment and furniture are depreciated using the straight-line basis over their estimated useful lives of three years and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

     LONG-LIVED ASSETS - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statements of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, long-lived assets are reviewed for events of changes in circumstances, which indicate that their carrying value may not be recoverable. At December 31, 2003, the Company believes there has been no impairment of the value of such assets.

     INCOME TAXES - Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2003, the Company had federal and state deferred tax assets of approximately $1,200,000 and $300,000, respectively, both consisting primarily of net operating loss carryforwards. The Company has recorded a full valuation allowance for all net deferred tax assets generated to date. The deferred tax assets and valuation allowances increased approximately $800,000 in 2003. The federal and state net operating losses of approximately $3,400,000 will begin to expire in 2018 and 2008, respectively.

     STOCK-BASED COMPENSATION - The Company has elected to adopt the disclosure only provisions of SFAS No. 148 and will continue to follow APB Opinion No. 25 and related interpretations in accounting for stock options granted to its employees and directors. Accordingly, employee and director compensation expense is recognized only for those options whose price is less than the market value at the measurement date. When the exercise price of the employee or director stock options is less then the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, over the vesting period of the options.

     Stock options issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured as the options vest. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life of 48 months; 100% stock volatility; risk-free interest rate of 3.0%; no dividends during the expected term; and forfeitures recognized as they occur.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the estimated life of the related options. The Company's pro forma information follows (in thousands except per share data):

                                                                  Year Ended
                                                                  ----------

                                                             2003           2002
                                                             ----           ----
     Net loss, as reported                               $       (2,115) $    (1,135)

     Deduct:  Total stock-based employee
     Compensation expense determined under
     Fair value based method for all awards              $         (149) $        (1)
                                                         --------------- ------------


     Pro forma net loss                                  $       (2,264) $    (1,136)
                                                         =============== ============

     Net loss per share, basic and diluted, as reported  $        (0.31) $     (0.25)
                                                         =============== ============

     Pro forma net loss per share, basic and diluted     $        (0.33) $     (0.25)
                                                         =============== ============

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) is defined as all changes in a company's net assets, except changes resulting from transactions with shareholders. At December 31, 2003 and 2002, the Company has no reportable differences between net loss and comprehensive loss.

     RESEARCH AND DEVELOPMENT COSTS - Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

     NET LOSS PER SHARE - In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin ("SAB") No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. Such common equivalent shares have not been included in the Company's computation of net loss per share as their effect would have been anti-dilutive. [OBJECT OMITTED]

                                                                        2003          2002
     Numerator - Net loss                                          $ (2,115,025) $ (1,134,765)
                                                                   ============= =============

     Denominator - Weighted average shares outstanding                 6,826,109     4,599,591
                                                                    ============ =============

     Net loss per share                                                 $ (0.31)      $ (0.25)
                                                                    ============ =============

     Incremental common shares (not included in denominator of
     diluted earnings per share because of their anti-dilutive nature)
          Employee stock options                                       6,392,567       168,710
          Warrants to outside parties                                     67,129             -
          Warrants on notes                                              867,419       315,830
          Series B warrants                                              361,969       361,969
          Series C warrants                                            2,367,114             -
          Series C option                                             15,304,804             -
          Warrants issuable if Series C option is exercised            7,652,402             -
                                                                    ------------ -------------

          Potential common equivalents                                33,013,404       846,509
                                                                    ============ =============

     If all currently outstanding potential common equivalents are exercised, the Company would receive proceeds of approximately $25.3 million. RECENT ACCOUNTING

     PRONOUNCEMENTS - In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 91, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions. This statement also amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions are generally to be applied prospectively. The Company adopted the provisions of this statement effective January 1, 2002. The adoption of SFAS No. 144 did not have a significant impact on the Company's financial statements.

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("ETIF") Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for an exit cost, as defined in ETIF Issue 94-3, be recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

     In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, an interpretation of FASB Statement Nos. 5, 57 and 107, and rescission of FIN 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes the adoption of the recognition provisions of such interpretation will not have a material impact on its results of operations or financial position and has adopted such interpretation on January 1, 2003, as required.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS No. 123. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic companies. For nonpublic companies, mandatory redeemable financial instruments are subject to the provisions of this statement for the first fiscal period beginning after December 15, 2003. The Company does not believe that the adoption of this statement will have a significant impact on its financial statements.

2.   PROPERTY AND EQUIPMENT

                                                       2003      2002

     Research equipment                             $195,534  $168,445
     Office equipment and furniture                   59,687    30,254
     Leasehold improvements                           84,573    68,636
                                                    --------  --------
                                                     339,794   267,335

     Less accumulated depreciation and amortization (208,890) (133,165)
                                                    --------  --------

                                                    $130,904  $134,170
                                                    ========  ========

3.   ACCRUED EXPENSES

                                                       2003      2002

     Accrued wages payable                          $ 11,000  $ 86,667
     Accrued vacation payable                         39,162    22,418
                                                    --------  --------

                                                    $ 50,162  $109,085
                                                    ========  ========

     The 2002 accrued wages payable were due to two former officers and one current officer of the Company. The former officers were paid their accrued wages of $50,000 in February 2003. The remaining balance of $36,667 was converted to a note payable in February 2003. This note was subsequently converted to common stock (see Note 4).


4.   NOTES PAYABLE

     In 2002, the Company issued 10% promissory notes in the amount of $355,000. As amended, principal and interest automatically convert to common stock at $0.449 per share at the closing of the next equity financing in which the Company receives gross proceeds of at least $800,000. Because market value of the common shares was below the conversion price at the commitment date, there was no beneficial conversion feature. The notes carried a 40 percent warrant coverage for the purchase of common stock (see Note 5).

     In 2002 and 2003, the Company issued 10% promissory notes in the amount of $917,000. As amended, principal and interest automatically convert to common stock at $0.281 per share at the closing of the next equity financing in which the Company receives gross proceeds of at least $800,000. Because the market value of the shares was above the conversion price at the commitment date, a beneficial conversion feature of $306,754 was recorded as interest expense and additional paid in capital in October 2003, upon the Company's issuance of $1,004,486 of Series C preferred stock. The notes carried a 20 percent warrant coverage for the purchase of common stock (see Note 5).

     Upon closing the Series C preferred financing, the principal balance of $1,272,000 of the above described notes and $99,764 of accrued interest were converted into 4,260,869 shares of common stock of the Company.

5.   SHAREHOLDERS' EQUITY

     ISSUANCE OF COMMON STOCK - In March 1999, the Company issued 2,078,662 shares of common stock for $10,956 in goods and services. In January 2000, the Company issued 2,078,662 shares of common stock for $10,956 in cash. In August 2000, the Company issued 442,267 shares of common stock in exchange for a license valued at $2,330. Of the common stock 4,157,324 shares were sold to founders of the Company.

     ISSUANCE OF COMMON STOCK OPTIONS FOR SERVICES - In September 2002, the Company issued 7,897 common stock options for consulting services valued at $500. In January 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In April 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In October 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In November 2003, the Company issued 24,712 common stock options for consulting services valued at $9,638. In December 2003, the Company issued 100,000 common stock options to two former Board members and 75,000 common stock options to members of its Scientific Advisory Board. These options were fully exercisable and fully vested on the date of grant and shall expire in ten years based on the terms of the options. The fair value of these options, totaling $68,250, was recorded as a noncash stock issuance cost by the Company.

     SERIES A, B AND C CONVERTIBLE PREFERRED STOCK - In January 2001, the Company completed an 8 for 1 stock split of its outstanding common stock and Series A preferred stock. In November 2001 the Company completed a 2 for 1 stock split for the Series B preferred stock and warrants. In October 2003, the Company completed a 1 for 1.266199 reverse stock split of all its common stock. All share numbers and per share dollar values in the accompanying financial statements and footnotes have been restated for all periods presented to reflect the stock splits.

     From March 1999 to January 2000, the Company sold 3,803,507 shares of Series A convertible preferred stock ("Series A") for $198,006 ($178,006 in cash and $20,000 in goods and services), net of issuance costs. From March 2001 to May 2002, the Company sold 2,743,121 shares of Series B convertible preferred stock ("Series B") for $1,254,672 in cash, net of issuance costs. During October 2003, the Company sold 2,367,114 shares of Series C convertible preferred stock ("Series C") for $1,004,486, net of issuance costs. In addition, in connection with the Series C financing, the Company issued an option to purchasers of the Series C to buy an additional 15,304,804 shares of the Company's common stock for $0.4647 per share or $7,112,142. In connection with the Series C financing, 289,482 additional shares of Series B stock were issued to the Series B investors as a result of anti-dilution provisions.

     Upon closing the Series C investment, the Series A and Series B were all converted to common stock. The liquidation preference of the Series C is $0.4647 per share and is payable in preference to the common stock. Following this distribution, upon liquidation, any remaining assets of the Company shall be distributed ratably to holders of the common stock.

     WARRANTS - In November and December of 2001, the Company granted warrants to purchase 252,721 shares of common stock at an exercise price of $0.4748 per share to purchasers of the Series B. From January to May 2002, the Company granted warrants to purchase 109,248 shares of common stock at an exercise price of $0.4748 per share to purchasers of the Series B. These warrants are exercisable until February 15, 2005. In June 2002, the Company granted, to outside parties for services, warrants to purchase 67,129 shares of common stock at an exercise price of $0.13 per share. These warrants were fully exercisable and fully vested on the date of grant and shall expire in ten years based on the terms of the warrants. The fair value of these warrants, totaling $8,500, was recorded as a noncash stock issuance cost by the Company.

     In connection with the notes issued in 2002 and 2003 (see Note 4), the Company granted warrants to purchase 867,419 shares of common stock at an exercise price of $0.4496 per share. In October 2003, in conjunction with the issuance of its Series C convertible preferred stock, the Company granted warrants to purchase 2,367,114 shares of common stock to purchasers of the Series C at an exercise price of $0.7667 per share, exercisable until October 15, 2008.

     In connection with an option the Company issued to purchasers of the Series C stock to buy an additional 15,304,804 disclosed above, the Company also granted these purchasers warrants to purchase 7,652,402 shares of common stock at an exercise price of $1.75 per share, as amended.

6.   STOCK OPTION PLAN

     The Company's 2001 Stock Option Plan (the "Plan"), as amended, provides for the granting of non-statutory or incentive stock options to acquire shares of the Company's common stock to employees of the Company. The Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to 10,000,000 shares, as amended, of the Company's common stock at exercises prices of not less than the fair market value of the underlying shares on the date of grant. Options granted under the Plan generally vest over a four-year period and expire up to a maximum of 10 years from the date of grant.

     The following table summarizes stock option activity for the periods indicated:

                                                                   WEIGHTED
                                                                    AVERAGE
                                                                   EXERCISE
                                                                     PRICE
                                                         SHARES    PER SHARE

     Outstanding, January 1, 2002                          --         --

     Granted                                            179,037      $0.06
     Canceled                                           (10,327)     $0.06
                                                      ---------

     Outstanding, December 31, 2002                     168,710      $0.06

     Granted                                          6,484,962      $0.39
     Exercised                                         (256,410)     $0.39
     Canceled                                            (4,695)     $0.06
                                                      ---------

     Outstanding, December 31, 2003                   6,392,567      $0.38
                                                      =========

     The following table summarizes information concerning on outstanding and exercisable options as of December 31, 2003:


                          OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                        -----------------------              -------------------

                                         WEIGHTED
                                    AVERAGE     WEIGHTED               WEIGHTED
                                   REMAINING    AVERAGE                AVERAGE
    EXERCISE             NUMBER   CONTRACTUAL   EXERCISE   NUMBER      EXERCISE
     PRICE             OUTSTANDING    LIFE       PRICE   EXERCISABLE    PRICE

     $0.06               164,015      5.5        $0.06     61,714      $0.06
     $0.39             6,228,552      9.9        $0.39    705,153     $ 0.39
                       ---------                          -------

                       6,392,567      9.8        $0.38    766,867     $ 0.36
                       =========                          =======

7.    COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES - The Company leases its San Diego, California corporate office under a two-year lease. Additionally, the Company leases certain office equipment under operating leases. Rent expense totaled $123,110 and $64,958 for the years ended December 31, 2003 and 2002, respectively.

     Future minimum payments, by year and in the aggregate, required under the Company's noncancelable operating lease obligations consist of the following:

YEAR ENDING
DECEMBER 31

2004                                                  $132,306
2005                                                    67,492
                                                    ----------

                                                       199,798
                                                    ==========

     CONTRACT MANUFACTURING AGREEMENT - In November 2003, the Company entered into a contract manufacturing agreement whereby the contractor will manufacture the Company's recombinant protein to be used as the Company seeks regulatory approval for its product. The value of the contract is approximately $1,500,000 and is payable as milestones are achieved over the term of the contract in 2004.

     CONSULTING AGREEMENTS - In November and December 2003, the Company entered into consulting agreements with key members of its Scientific Advisory Board. In connection with these agreements, the Company issued stock options to some of these members. As discussed in Note 4, the Company recorded the fair value of these options as an expense on the date of grant.

     MANAGEMENT AGREEMENTS - The Company has entered into employment agreements with various members of its executive management team. The agreements are for one year and then revert to "at will" employment.

     INDEMNITIES AND GUARANTEES - During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include those given to directors and officers of the Company to the maximum extent permitted under the laws of the State of California. The duration of these indemnities, commitments and guarantees varies. Some of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets.

     MERGER AGREEMENT - The Company is currently in negotiations to merge with a public company in order to maximize shareholder value. The terms of the agreement have not yet been finalized.

8.   GOING CONCERN

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported losses from its inception, is still in the development stage and does not have sufficient cash to cover its current operating needs. The Company is seeking to raise the additional capital it will require to meet its obligations in 2004. There can be no assurances that the Company will be successful in these efforts.

                                  * * * * * * *

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